UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ModusLink Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MODUSLINK GLOBAL SOLUTIONS, INC.

1601 TRAPELO ROAD, SUITE 170

WALTHAM, MASSACHUSETTS 02451

October     , 2014

Dear ModusLink Global Solutions, Inc. Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “2014 Meeting”) of ModusLink Global Solutions, Inc., which will be held at The Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, CA, on December 9, 2014, at 9:00 a.m. Pacific time.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a Proxy Card and postage-paid return envelope. You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the 2014 Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Whether or not you plan to attend the 2014 Meeting, it is important that your shares are represented and voted at the 2014 Meeting. Therefore, I urge you to promptly submit your proxy to vote via the Internet, by telephone or by signing, dating and returning the completed proxy card. Voting by any of these methods will ensure your representation at the 2014 Meeting.

I look forward to greeting those of you who attend the 2014 Meeting.

Sincerely,

John J. Boucher,
President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

Whether or not you expect to attend the 2014 Meeting in person, please vote as soon as possible. As an alternative to voting in person at the 2014 Meeting, you may vote via the Internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How to Vote” on page 1 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the 2014 Meeting. If you decide to attend the 2014 Meeting and wish to change your proxy vote, you may do so by voting in person at the 2014 Meeting.

MODUSLINK GLOBAL SOLUTIONS, INC.

1601 TRAPELO ROAD, SUITE 170

WALTHAM, MASSACHUSETTS 02451

PRELIMINARY PROXY MATERIAL—SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 9, 2014

To the Stockholders of ModusLink Global Solutions, Inc.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders (the “2014 Meeting”) of ModusLink Global Solutions, Inc. (the “Company”) will be held at The Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, CA, on December 9, 2014, at 9:00 a.m. Pacific time, for the following purposes:

1. To elect two Directors to serve in Class III until the 2017 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2. To amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors;

3. To approve, on an advisory basis, the compensation of our Named Executive Officers;

4. To approve the amendment of the Company’s Restated Certificate of Incorporation to effect a reverse stock split followed by a forward stock split;

5. To approve the NOL Protective Amendment to the Company’s Restated Certificate of Incorporation;

6. To ratify the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

7. To transact such other business that may properly come before the 2014 Meeting or any adjournments or postponements thereof.

The Board has no knowledge of any other business to be transacted at the 2014 Meeting. Only stockholders of record at the close of business on October 17, 2014 are entitled to notice of, and to vote at, the 2014 Meeting and any adjournments or postponements thereof. All stockholders are cordially invited to attend the 2014 Meeting.

By Order of the Board of Directors,

Waltham, Massachusetts October , 2014	Warren G. Lichtenstein, Chairman of the Board

IMPORTANT

Whether or not you expect to attend the 2014 Meeting in person, please submit your proxy to vote as soon as possible. As an alternative to voting in person at the 2014 Meeting, you may submit your proxy via the Internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “How to Vote” on page 1 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the 2014 Meeting. If you decide to attend the 2014 Meeting and wish to change your proxy vote, you may do so by voting in person at the 2014 Meeting.

Please note that if you hold your shares in “street name” (through a bank, broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership in the Company as of the record date to be allowed into the 2014 Meeting.

Use of cameras, cell phones, recording equipment and other electronic devices will not be permitted at the 2014 Meeting. The Company reserves the right to inspect any person or item prior to admission to the 2014 Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Meeting To Be Held on December 9, 2014: This Proxy Statement and our 2014 Annual Report are available for viewing, printing and downloading at www.moduslink.com/proxymaterials.

MODUSLINK GLOBAL SOLUTIONS, INC.

1601 TRAPELO ROAD, SUITE 170

WALTHAM, MASSACHUSETTS 02451

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held on December 9, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ModusLink Global Solutions, Inc., a Delaware corporation (“we” or the “Company”), for use at the Company’s 2014 Annual Meeting of Stockholders (the “2014 Meeting”), which will be held at The Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, CA, on December 9, 2014, at 9:00 a.m. Pacific time, and at any adjournments or postponements thereof. On or about [                    ], 2014, we are mailing notice of, and providing access to, these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended July 31, 2014 (the “2014 Annual Report”) and other information required by the rules of the Securities and Exchange Commission. The Company’s principal executive offices are located at 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451 and its telephone number is (781) 663-5000.

STOCKHOLDERS ENTITLED TO VOTE

Only holders of record of the Company’s (i) common stock, par value $.01 per share (the “Common Stock”) and (ii) Series A Junior Participating Preferred Stock, par value $.01 per share (the “Series A Stock”) as of the close of business on October 17, 2014 (the “Record Date”), are entitled to notice of and to vote at the 2014 Meeting. As of the Record Date, [            ] shares of Common Stock were outstanding. No shares of Series A Stock were outstanding as of the Record Date; therefore, only holders of record of the Company’s Common Stock on October 17, 2014 will vote at the 2014 Meeting. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the 2014 Meeting.

HOW TO VOTE

Your vote is very important to the Board. Whether or not you plan to attend the 2014 Meeting, we urge you to submit your proxy to vote your shares today.

If You Are a Registered Holder of Common Stock

If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the 2014 Meeting or by voting in person at the 2014 Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf. We urge you to use the enclosed proxy card to vote FOR the Board’s nominees. If you submit your executed proxy card, but you do not indicate how your shares are to be voted, then your shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the 2014 Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

Whether or not you plan to attend the 2014 Meeting, we urge you to promptly submit a proxy: (a) via the Internet or by telephone following the easy instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you later decide to attend the 2014 Meeting and vote in person, that vote will automatically revoke any previously submitted proxy.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of Directors.

Under the rules of The NASDAQ Stock Market LLC (“Nasdaq”), if you do not give instructions to your custodian, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm (Proposal 6) is a discretionary item. The election of Directors (Proposal 1) the declassification of the Board (Proposal 2), the advisory vote on executive compensation (Proposal 3), the reverse/forward split (Proposal 4), and the NOL Protective Amendment to the Certificate of Incorporation (Proposal 5) are each non-discretionary items. Accordingly, if you do not give instructions to your custodian with respect to such proposals, or if your custodian does not exercise its discretionary authority with respect to such proposals, your shares will be treated as “broker non-votes” on these particular matters. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not receive voting instructions from the beneficial holder and does not have or exercise the discretionary authority in voting on a proposal.

Accordingly, we urge you to promptly give instructions to your custodian to vote FOR the Board’s nominees and recommended proposals by using the voting instruction card provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the 2014 Meeting, you must provide a “legal proxy” from your custodian at the 2014 Meeting.

How Does the Board Recommend I Vote?

The Board recommends a vote:

FOR the election of the Board’s nominees;

FOR the approval of the amendment of the Company’s Restated Certificate of Incorporation to declassify the Board;

FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as such information is disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure beginning on page [    ] (commonly referred to as “say-on-pay”);

FOR the approval of the amendment of the Company’s Restated Certificate of Incorporation to effect a reverse stock split followed by a forward stock split;

FOR the approval of the NOL Protective Amendment to the Company’s Restated Certificate of Incorporation; and

FOR the ratification of BDO USA LLP as the Company’s independent registered public accounting firm for the current fiscal year.

QUORUM AND VOTES REQUIRED

Quorum

The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy and entitled to vote at the 2014 Meeting will constitute a quorum.

Votes Required

The two (2) nominees for Director receiving the highest vote totals will be elected as Class III Directors of the Company.

Approval of Proposal 2 requires the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock entitled to vote.

Approval of Proposal 3 requires the affirmative vote of a majority of the votes cast.

Approval of Proposals 4 and 5 each requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

Withheld Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be considered shares “present and entitled to vote” for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question.

With respect to Proposals 1 (Election of Directors), 3 (Advisory Vote on Executive Compensation) and 6 (Ratification of Independent Registered Public Accounting Firm), abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of these proposals.

With respect to Proposal 2 (Declassification of Board), 4 (Reverse/Forward Split) and 5 (NOL Protective Amendment to Certificate of Incorporation), abstentions and any “broker non-votes” will have the same effect as votes cast against such Proposal.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the 2014 Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company and its guests. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the 2014 Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement or other similar evidence of ownership, as well as photo identification, in order to be admitted to the 2014 Meeting. Please note that if you hold your shares in street name and intend to vote in person at the 2014 Meeting, you must also provide a “legal proxy” obtained from your custodian.

HOW TO REVOKE YOUR PROXY

Your proxy is revocable. The procedure you must follow to revoke your proxy depends on how you hold your shares.

If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by submitting another valid proxy (whether by phone, the Internet or mail) or by providing a signed letter of revocation to the Secretary of the Company, at the principal executive offices of the Company, 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, before the closing of the polls at the 2014 Meeting. Only the latest-dated validly executed proxy will count. You also may revoke any previously submitted proxy by attending the 2014 Meeting and voting your shares in person. Note that simply attending the 2014 Meeting without taking one of the above actions will not revoke your proxy.

If you hold shares in street name, in general, you may revoke a previously submitted voting instruction by submitting to your custodian another valid voting instruction (whether by phone, the Internet or mail) or a signed letter of revocation. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has six members and is currently divided into three classes. A class of Directors is elected each year for a three-year term.

The current term of the Company’s Class III Directors will expire at the 2014 Meeting. The Board’s nominees for Class III Director are Jeffrey J. Fenton and Jeffrey S. Wald, each of whom currently serves as a Class III Director and is available for re-election at the 2014 Meeting. If either of Mr. Fenton or Mr. Wald is elected at the 2014 Meeting, he will serve for a term of three years that will expire at the Company’s 2017 Annual Meeting of Stockholders and until his successor is elected and qualified. The persons named as proxies will vote for each of Mr. Fenton and Mr. Wald for election to the Board as a Class III Director unless the proxy card is marked otherwise.

Each of Mr. Fenton and Mr. Wald has indicated a willingness to serve, if elected; however, if prior to election, either or both becomes unable to serve, the persons named as proxies may vote the proxy for a substitute nominee or, as the case may be, nominees. The Board has no reason to believe either of Mr. Fenton or Mr. Wald will be unable to serve if elected.

If Proposal 2, as set forth below, is approved by the stockholders at the 2014 Meeting, all directors will be elected annually starting with the 2015 annual meeting of stockholders.

The Board unanimously recommends that the stockholders vote FOR the Nominees listed below.

Information Concerning the Directors and the Board’s Nominee

Biographical and certain other information concerning the members of the Board of the Company is set forth below:

Class III Director Nominees for a three year term expiring at the 2017 Annual Meeting

Jeffrey J. Fenton, age 57. Mr. Fenton has served as a Director of the Company since November 2010. Mr. Fenton was initially appointed to the Board pursuant to a Settlement Agreement among the Company, LCV Capital Management, LLC, Raging Capital Management, LLC and certain of their affiliates, dated October 20, 2010. In January 2013, he was appointed as Senior Vice President, Business Development of United Rentals, Inc., a construction and industrial equipment rental company. Since March 2004, Mr. Fenton has served as a Principal of Devonshire Advisors LLC, an advisory services firm. From March 2004 to April 2008, Mr. Fenton also served as Senior Advisor to Cerberus Capital Management L.P., a leading private investment firm. Mr. Fenton served as a director of Bluelinx Holdings Inc., Formica Corporation, IAP Worldwide Services, Global Motorsports Group, Inc. and Transamerica Trailer Leasing Co. Mr. Fenton brings to the Board significant finance, international business and leadership experience, having served as a senior advisor at a leading private investment firm as well as chief executive officer of a major industrial company.

Jeffrey S. Wald, age 40. Mr. Wald has served as a Director of the Company since February 2012. Mr. Wald was elected to the Board at the Company’s 2011 annual meeting of stockholders after being nominated for election by Peerless Systems Corporation. Since May 2010, Mr. Wald has been the Chief Operating Officer and Chief Financial Officer of Work Market, Inc., a labor resource platform that he co-founded. From May 2008 to May 2010, Mr. Wald was a Managing Director at Barington Capital Group, L.P. an activist hedge fund manager, where he initiated investments and managed Barington’s portfolio of investments. From March 2007 through May 2008, Mr. Wald was the Chief Operating Officer and Chief Financial Officer of Spinback, Inc., an internet commerce company he co-founded (sold to Buddy Media Corporation). From January 2003 to March 2007, Mr. Wald was a Vice President at The GlenRock Group, a private equity firm which invests in undervalued, middle market companies as well as emerging and early stage companies. Earlier in his career, Mr. Wald held positions in the mergers and acquisitions department at J.P. Morgan Chase & Co. Mr. Wald is currently a director of Work Market, Inc. and CoStar Technologies, Inc., where he also serves on the audit committee. From 2010 to 2012, Mr. Wald served as a director of Peerless Systems Corporation and from 2009 to 2010 he served on the board of Register.com. Mr. Wald brings to the Board substantial experience in the area of venture capital, technology, principal investing and operations.

Class I Directors Continuing in Office until the 2015 Annual Meeting of Stockholders

Warren G. Lichtenstein, age 49. Mr. Lichtenstein has served as the Chairman of the Board and a Director of the Company since March 12, 2013. He has also served as the Chairman of the Board and Chief Executive Officer of the general partner of Steel Holdings, a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, since July 15, 2009. He is also the Chairman and Chief Executive Officer of Steel Partners LLC (“Steel Partners”), a subsidiary of Steel Holdings, and has been associated with Steel Partners and its affiliates since 1990. Mr. Lichtenstein has served as Chairman of the Board of HNH, a diversified global industrial company, since July 2005. He is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China. He also co-founded Steel Partners II, L.P. (“SPII”), a private investment partnership that is now a wholly-owned subsidiary of Steel Holdings, in 1993. Mr. Lichtenstein has served as a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008. He has served as a director of SL Industries, Inc. (“SLI”), a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment, since March 2010. He previously served as a director (formerly Chairman of the Board) of SLI from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005. He has served as a director (currently Chairman of the Board) of Steel Excel Inc. (“Steel Excel”), a company whose business is expected to consist primarily of capital redeployment and identification of new, profitable operations in the sports, training, education, entertainment and lifestyle businesses, since October 2010. Mr. Lichtenstein served as the Chairman of the Board, President and Chief Executive Officer of SP Acquisition Holdings, Inc. (“SPAH”), a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009. He served as a director of WebFinancial Corporation, a predecessor entity of Steel Holdings, from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003. From May 2001 to November 2007, Mr. Lichtenstein served as a director (formerly Chairman of the Board) of United Industrial Corporation (“United Industrial”), a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc. He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008. Mr. Lichtenstein served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from January 2004 to October 2006. We believe Mr. Lichtenstein is qualified to serve as a director due to his expertise in corporate finance, record of success in managing private investment funds and his related service as a director of, and advisor to, a diverse group of public companies, including other companies having attributes similar to the Company.

Glen M. Kassan, age 71. Mr. Kassan has served as a Director of the Company since March 12, 2013. Following the departure of the Company’s Chief Financial Officer on April 30, 2014, Mr. Hassan was also appointed as the Company’s Chief Administrative Officer and Vice Chairman of the Board on May 2, 2014. Mr. Kassan has served since July 2005 as a director of HNH and as its Vice Chairman of the Board since October 2005. He previously served as HNH’s Chief Executive Officer from October 2005 until December 2012. He is a Managing Director and operating partner of Steel Partners and has been associated with Steel Partners and its affiliates since August 1999. He served as the Vice President, Chief Financial Officer and Secretary of a predecessor entity of Steel Holdings from June 2000 to April 2007. He has served as a director of SLI since January 2002 and its Chairman of the Board since May 2008. He previously served as SLI’s Vice Chairman of the Board from August 2005 to May 2008, its President from February 2002 to August 2005, its interim Chief Executive Officer from June 14, 2010 to June 29, 2010 and its interim Chief Financial Officer from June 14, 2010 to August 30, 2010. He was a director of United Industrial from October 2002 to November 2007. We believe Mr. Kassan is qualified to serve as a director due to his years of experience and record of success in leadership positions in industrial and other public companies having attributes similar to the Company as well as the expertise he possesses in capital markets and corporate finance.

Class II Directors Continuing in Office until the 2016 Annual Meeting of Stockholders

Anthony Bergamo, age 68. Mr. Bergamo has served as a Director of the Company since December 18, 2013. Mr. Bergamo has held various positions with MB Real Estate, a property development and management company based in New York City and Chicago, since April 1996, including the position of Vice Chairman since May 2003. He also has serves as a director of Steel Partners Holdings L.P. since 2009 and serves as Chairman of the Audit Committee. Mr. Bergamo has served as Managing Director with Milstein Hotel Group, a hotel operator, since April 1996. He has also served as the Chief Executive Officer of Niagara Falls

Redevelopment, LLC, a real estate development company, since August 1998. Mr. Bergamo is Chairman of the Audit Committee and a member of the Executive and Compensation Committees of Dime Community Bancshares, Inc., a savings and loan holding company. Mr. Bergamo was a director of Lone Star Steakhouse & Saloon, Inc., an owner and operator of restaurants, from May 2002 until December 2006, at which time such company was sold to a private equity fund. At the time of such sale, Mr. Bergamo was the Chairman of the Audit Committee of Lone Star Steakhouse & Saloon, Inc. He has also been a director since 1995 and a Trustee since 1986. Mr. Bergamo is also the Founder of the Federal Law Enforcement Foundation, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters, and has served as its Chairman since 1988. Mr. Bergamo serves on the New York State Commission for Sentencing Reform, is a Board Member of New York Off-Track Betting Corporation and serves on the New York State Judicial Screening Committee. He earned a B.S. in History from Temple University, and a J.D. from New York Law School. He is admitted to the New York, New Jersey and Federal Bars, the US Court of Appeals and the US Supreme Court. Mr. Bergamo’s qualifications to sit on our Board include his broad experience as chief executive officer and operating officer of public and private companies, and his more than fifteen years of service on boards of public companies and various public service organizations.

Philip E. Lengyel, age 65. Mr. Lengyel has served as a Director of the Company since May 2014. Since January 2009, Mr. Lengyel has been self-employed as a consultant providing services to companies and organizations relating to marketing, branding strategies, promotions, sponsorships and public relations. From May 2005 through December 2009, he served as Executive Vice President and Chief Marketing Officer of the Indianapolis Motor Speedway Corp. focusing on increasing brand awareness and the development of IndyCar racing. Previously, Mr. Lengyel served over two decades in senior marketing and other business positions with Walt Disney World, most recently from March 1999 through April 2005, as Vice President of Alliance Development. Mr. Lengyel brings to the Board significant experience in the areas of marketing, advertising, promotions, publicity and branding for two prominent and highly successful organizations.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Code of Business Conduct and Ethics, Corporate Governance Guidelines, and charters for each of the Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee of the Board. The corporate governance page can be found by clicking on “Governance” under the Investor Relations tab on our website at www.moduslink.com.

The Company has policies and practices that promote good corporate governance and are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board has adopted clear corporate governance policies;

•	A majority of the Board members are independent of the Company and its management;

•	All members of the Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent;

•	The independent members of the Board meet regularly without the presence of management;

•	The Company has a code of business conduct and ethics, which applies to all employees, is monitored by its internal audit function and Chief Compliance Officer and is annually affirmed by its employees;

•	The charters of the Board committees clearly establish their respective roles and responsibilities;

•	The Company has an ethics hotline available to all employees, and the Company’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•	The Company’s internal audit control function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to the Company’s Audit Committee; and

•	The Company also has stock ownership guidelines for its non-employee Directors and executive officers.

Board Leadership Structure

Mr. Lichtenstein has served as non-executive Chairman of the Board since March 12, 2013. The duties of the non-executive Chairman include, among other duties, (i) calling and chairing meetings of the Board, including meetings of the independent Directors (ii) setting the agenda for and chairing meetings of the independent Directors in executive session, (iii) chairing the annual meeting of stockholders, (iv) briefing the Chief Executive Officer on issues arising from and/or discussed in executive sessions of the independent Directors, (v) facilitating discussions among independent Directors on key issues regarding the Company, (vi) facilitating communications between other members of the Board and the Chief Executive Officer (however, each Director is free to communicate directly with the Chief Executive Officer), (vii) in the event a stockholder seeks to communicate with the Board, accepting and responding to such communications, (viii) reviewing periodically the Company’s business plan, financial performance and other activities with the Chief Executive Officer, (ix) recommending Board committee assignments for consideration by the Nominating and Corporate Governance Committee (provided, however, that no such recommendation shall be required in order for such committee to carry out its duties with respect to committee composition) and (x) in consultation with the other independent Directors and the Chief Executive Officer, developing Board agendas. On March 2, 2014, Mr. Kassan was appointed Vice-Chairman of the Board. The duties of the Vice-Chairman include, among other things, providing assistance to the Chairman in performing the duties described above.

Independence of Members of the Board

The Board has determined that each of Anthony Bergamo, Jeffrey J. Fenton, Philip E. Lengyel, Warren G. Lichtenstein, and Jeffrey S. Wald, constituting a majority of the Directors of the Company, satisfies the criteria for being an “independent director” under the standards of Nasdaq and has no material relationship with the Company other than by virtue of his service on the Board. Glen M. Kassan, is currently considered an inside director as a result of his appointment as the Company’s Chief Administrative Officer in May 2014.

Board and Committee Meetings

During the fiscal year ended July 31, 2014 (“fiscal 2014”), the Board held fourteen (14) meetings (including by telephone conference). During fiscal 2014, each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served. During fiscal 2014, all of the independent Directors of the Company met regularly, in an executive session of a regularly scheduled Board meeting, outside of the presence of the non-independent Director and executive officers of the Company. The Company’s Directors are strongly encouraged to attend the Company’s Annual Meeting of Stockholders. All of the Company’s Directors serving at the time of the 2013 Annual Meeting of Stockholders attended such meeting.

The Board has an Audit Committee, a Human Resources and Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee reports regularly to the full Board on its activities.

Audit Committee

The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which assists the Board in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls and facilitates open communication among the Audit Committee, Board, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee oversees the internal audit functions and the senior-most internal auditor reports directly to the Audit Committee. The Audit Committee pre-approves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis and all such transactions must be approved or ratified by the Audit Committee. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Audit Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at www.moduslink.com. The contents of our website are not part of this Proxy Statement, and our internet address is included in this document as an inactive textual reference only. The Audit Committee currently consists of Anthony Bergamo (Chair), Jeffrey J. Fenton and Jeffrey S Wald, each of whom is independent as defined in applicable Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Each of Mr. Bergamo and Mr. Fenton joined the Audit Committee on December 18, 2013, and Mr. Wald joined the Audit Committee on May 2, 2014. The Audit Committee met five (5) times during fiscal 2014.

Human Resources and Compensation Committee

The Board has a Human Resources and Compensation Committee (the “Compensation Committee”), which administers the Company’s 2010 Incentive Award Plan, 2004 Stock Incentive Plan, 2002 Non-Officer Employee Stock Incentive Plan, 2000 Stock Incentive Plan and Amended and Restated 1995 Employee Stock Purchase Plan, as well as the Company’s cash incentive plans, performance-based restricted stock program and other equity-based awards. The Compensation Committee approves salaries, bonuses and other compensation arrangements and policies for the Company’s executive officers. The Compensation Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board has adopted a written charter for the Compensation Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at www.moduslink.com. The Compensation Committee currently consists of Anthony Bergamo, Jeffrey J. Fenton (Chair), and Philip E. Lengyel, each of whom is an independent director as determined in accordance with the Compensation Committee charter and applicable Nasdaq rules. Each of Mr. Bergamo and Mr. Fenton joined the Compensation Committee on December 18, 2013. Mr. Lengyel joined the Compensation Committee on May 2, 2014. The Compensation Committee met seven (7) times during fiscal 2014.

During fiscal 2014, the Company’s Senior Vice President, Chief Human Resources Officer regularly attended Compensation Committee meetings to provide information and recommendations regarding the Company’s executive compensation program. The Senior Vice President, Chief Human Resources Officer formulated and presented recommendations regarding any change in the base salary, bonus, equity compensation and other benefits of other executive officers, but the Compensation Committee was not bound by such recommendations and the Compensation Committee ultimately approved the compensation of all executive officers. In addition, the Senior Vice President, Chief Human Resources Officer and members of the human resources staff compile relevant data at the request of the Compensation Committee. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s Senior Vice President, Chief Human Resources Officer generally did not play a role in determining the amount or form of executive compensation. During fiscal 2014, our President and Chief Executive Officer also made recommendations regarding compensation adjustments for the executive officers (but not his own compensation), which adjustments were considered by the Compensation Committee. The Compensation Committee generally met in executive sessions without any member of management present when discussing compensation matters pertaining to the President and Chief Executive Officer and, at times, on other compensation-related matters.

For fiscal 2014 the Compensation Committee approved the number of shares included in an annual stock option pool for annual grants to non-executive employees, and delegated authority to the President and Chief Executive Officer and Chief Financial Officer to determine the amounts and recipients of the annual stock option grants to such employees. The delegation of authority to the President and Chief Executive Officer and Chief Financial Officer to make annual grants was subject to certain limitations, including a prohibition on making grants to direct reports and per person limits. In addition, to simplify the stock option approval process for non-executives upon hiring or promotion, the Compensation Committee pre-approved a procedure providing for the automatic grant of a specified number of stock options to certain non-executive employees based on the employee’s position at time of hiring or promotion. In connection with the new hire/promotion procedure, the Compensation Committee also approved the total number of shares available for grant pursuant to the procedure, with any variance in amounts granted requiring approval from the Compensation Committee.

The Compensation Committee’s historical practice and policy has been to engage an outside compensation consultant to advise it as needed and to conduct a comprehensive review of executive compensation every two years. In intervening years, it is the Compensation Committee’s practice to adjust the data from the prior year, as it deems necessary, to reflect prevailing market trends for executive compensation. For the years included in the Summary Compensation Table, the Compensation Committee has used Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant on compensation matters pertaining to our executives, as discussed below.

Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding to the Compensation Committee to do so.

In fiscal 2011, the Compensation Committee retained PM&P as its independent executive compensation consultant. None of the Company’s management participated in the Compensation Committee’s decision to retain PM&P. PM&P reports directly to the Compensation Committee and the Compensation Committee may replace PM&P or hire additional consultants at any time. PM&P attends meetings of the Compensation Committee, as requested, and communicates with the Chair of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of the Company’s executive officers.

PM&P has provided various executive compensation services to the Compensation Committee with respect to the Company’s executive officers and other key employees pursuant to a written consulting agreement with the Compensation Committee. The services PM&P provides under the agreement include advising the Compensation Committee on the principal aspects of the Company’s executive compensation program and evolving best practices, and providing market information and analysis regarding the competitiveness of the Company’s program design and award values in relationship to its performance. During fiscal 2014, PM&P provided services to the Compensation Committee regarding the compensation arrangement of the Company’s new Senior Vice President and General Counsel, and also provided services and market data relating to new hire pay practices for certain other executive positions.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The Compensation Committee conducted a specific review of its relationship with PM&P and determined that PM&P’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act, the SEC and the NASDAQ. In making this determination, the Compensation Committee noted that:

•	PM&P did not provide any services to the Company or its management other than service to the Compensation Committee, and it its services were limited to executive compensation consulting. Specifically, it does not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;

•	Fees from the Company were far less than 1% of PM&P’s total revenue;

•	PM&P maintains a Conflicts Policy which was provided to the Compensation Committee with specific policies and procedures designed to ensure independence;

•	None of the PM&P consultants on the Company matter had any business or personal relationship with Compensation Committee members;

•	None of the PM&P consultants on the Company matter, or PM&P, had any business or personal relationship with executive officers of the Company; and

•	None of the PM&P consultants on the Company matter directly own Company stock.

In September 2014, the Company, at the direction of the Compensation Committee, retained Hay Group as its new independent executive compensation consultant. None of the Company’s management participated in the Compensation

Committee’s decision to retain Hay Group. Services that Hay Group will provide include advising the Compensation Committee regarding peer group development and validation, conducting an annual review of compensation for our executive officers, and providing survey compensation market data. Hay Group will report directly to the Compensation Committee and the Committee may replace Hay Group or hire additional consultants at any time.

The Compensation Committee reviews executive compensation on an ongoing basis and consults with its independent consultant as deemed necessary. The Compensation Committee also reviews the results of the Company’s management succession planning activities as it relates to the management team, and shares its findings with the full Board.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee (the “Governance Committee”), which makes recommendations to the Board concerning all facets of the Director-nominee selection process, develops and recommends to the Board corporate governance principles applicable to the Company and oversees the evaluation of the Board and management. The Governance Committee has the authority to engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Governance Committee is responsible for overseeing an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively and determines the nature of the evaluation, supervises the conduct of the evaluation and prepares an assessment of the performance of the Board, which is discussed with the Board. The Governance Committee also oversees the Company’s enterprise risk management program and activities. The Governance Committee may, at the request of the Board, periodically review and make recommendations to the Board relating to management succession planning, including policies and principles for Chief Executive Officer selection and performance review, as well as policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer. The Board has adopted a written charter for the Governance Committee, a copy of which can be found under the “Investor Relations—Governance” section of the Company’s website at www.moduslink.com.

In recommending candidates for election to the Board, the Governance Committee considers nominees recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. The Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Governance Committee would recommend the candidate for consideration by the full Board. The Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board requires that all nominees for the Board have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Governance Committee will consider nominees for the Board recommended by stockholders in accordance with the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”).

Stockholders wishing to propose Director candidates for consideration by the Governance Committee may do so by writing, by deadlines specified in the Company’s Bylaws, to the Secretary of the Company and providing information concerning the nominee and his or her proponent(s) required by the Company’s Bylaws. The Company’s Bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give timely written notice of an intent to make such a nomination to the Secretary of the Company. See “Proposals of Stockholders for 2015 Annual Meeting and Nomination of Directors” in this Proxy Statement for more information.

The Governance Committee currently consists of Anthony Bergamo, Philip E. Lengyel, Warren G. Lichtenstein (Chair), and Jeffrey S. Wald, each of whom is independent as defined in applicable Nasdaq listing standards. Messrs. Bergamo and Lengyel joined the Governance Committee on May 2, 2014. The Governance Committee met two (2) times during fiscal 2014.

Board’s Role in Risk Oversight

We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. The Company’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of the Company’s risk management. With the oversight of the Board, the Company has implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase stockholder value.

The Governance Committee has primary responsibility for initial consideration of all risk oversight matters and oversees our financial and risk management policies and enterprise risk management activities. As part of the overall risk oversight framework, the Governance Committee’s risk oversight responsibilities include, among other things, reviewing annually: (i) the categories of risk the Company faces; (ii) the design of the Company’s risk management functions; (iii) the internal communication of the Company’s risk management strategy; (iv) the risk policies and procedures adopted by management and the implementation of such policies and procedures; and (v) the reports of management, independent auditors, legal counsel and outside experts regarding risks the Company faces. Our management team reviews risks on a regular basis.

In addition, the Board participates in regular discussions with the Company’s senior management on many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element. The Board believes that the leadership structure described above under “Board Leadership Structure” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the non-executive Chairman and working through its committees, including the independent Governance Committee, to participate actively in the oversight of management’s actions.

Diversity

Diversity has always been very important to us. Although we have no formal separate written policy, pursuant to our Corporate Governance Guidelines, the Board annually reviews the appropriate skills and characteristics of the members of the Board, and diversity is one of the factors used in this assessment.

Director Stock Ownership Guidelines

In September 2008, the Compensation Committee adopted stock ownership guidelines for our Directors, which guidelines were updated in December 2010. The Compensation Committee believes that it is appropriate for the Directors to hold equity in the Company. Under these guidelines, as updated, the non-employee Directors’ ownership requirement is set at three times the annual retainer. All individuals will have five years from the later of the adoption of the guidelines or his or her first appointment or election as a Director to reach these ownership levels. In computing the amounts owned, the Company will consider the value of shares owned outright, restricted stock held by the individual, and in-the-money vested options. Compliance is measured at the end of each calendar year.

Stockholder Communications with the Board

Stockholders may send written communications to the Board, the presiding director or any individual member of the Board to the following address: c/o Secretary, ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451. The Company will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE COMPANY’S

RESTATED CERTIFICATE OF INCORPORATION

TO DECLASSIFY THE BOARD OF DIRECTORS

The Board has unanimously adopted and is submitting for stockholder approval an amendment to the Company’s Restated Certificate of Incorporation (the “Charter Amendment”) that would eliminate the classification of the Board and provide instead for the annual election of Directors commencing with the Company’s 2015 annual meeting of stockholders, which will be held after the fiscal year ending on July 31, 2015.

The Company’s current classified board structure has been in place since 1994. The Board believes that its classified structure has helped assure continuity of the Company’s business strategies and has reinforced a commitment to long-term stockholder value. Although these are important benefits, the Board recognizes the growing sentiment among the investment community in favor of annual elections and acknowledges the affirmative vote to declassify the Board by 70.3% of the Company’s stockholders at the Company’s 2013 annual meeting of stockholders. Although this constituted the affirmative vote of over 94% of votes cast, the proposal did not meet the required threshold and was not approved as a result. After careful consideration, the Board determined that it is appropriate at the 2014 Meeting to propose declassifying the Board, commencing with the Company’s 2015 annual meeting of stockholders.

The proposed Charter Amendment eliminates the classification of the Board effective upon the Company’s 2015 annual meeting of stockholders and provides for the annual election of all Directors beginning at that annual meeting. If approved, the Charter Amendment would become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the Charter Amendment.

If stockholders approve the Charter Amendment, the current term of each director would end at the Company’s 2015 annual meeting of stockholders. Commencing at the 2015 annual meeting of stockholders, the entire Board would stand for election annually and the term of any director chosen as a result of a newly created directorship or to fill a vacancy following such election would expire at the next annual meeting of stockholders.

The proposed Charter Amendment would not change the present number of Directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Delaware corporate law provides, unless otherwise provided in the certificate of incorporation, that members of a board that is classified may be removed only for cause. At present, because the Board is classified, and because the Restated Certificate of Incorporation does not otherwise provide, the members of the Board are removable only for cause. The proposed Charter Amendment provides that, once the Board has become declassified at the Company’s 2015 annual meeting of stockholders, Directors may be removed with or without cause.

Approval of the Charter Amendment will result in the amendment of Article Seventh of the Company’s Restated Certificate of Incorporation, as shown on Appendix I.

Vote Required

The Company’s Restated Certificate of Incorporation provides that any amendment to Article Seventh may only be approved by the affirmative vote of seventy-five percent (75%) of the Company’s outstanding voting stock. Therefore, approval of this Proposal 2 requires the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock entitled to vote. Abstentions and “broker non-votes” will have the same effect as votes against this proposal.

The Board recommends that the Stockholders vote FOR the approval of the amendment of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. Per the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 and Section 14A of the Exchange Act, we are required to provide our stockholders with the opportunity to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. Consistent with the recommendation of the Board to stockholders that future stockholder votes on executive compensation be held annually, and in light of the voting results on the say on frequency proposal at the 2011 annual meeting of stockholders, the Company has determined that it will hold an annual advisory vote on the compensation of named executive officers until the next required vote on the frequency of stockholder votes on executive compensation takes place at the 2017 annual meeting of stockholders.

As described in more detail under the heading “Compensation Discussion and Analysis” beginning on page [    ] of this Proxy Statement, we believe our executive compensation program aligns with our short and long-term business goals, with a significant portion of compensation “at risk” and directly linked to our overall performance. As such, we believe our executive compensation properly aligns the interests of our executives with the interests of our stockholders.

The Board recommends that the stockholders vote in favor of the following resolution:

Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the Summary Compensation Table and other related tables and disclosures in this proxy statement.

As an advisory vote, this proposal is not binding upon the Company or the Board. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of a majority of the votes cast. Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

The Board unanimously recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

PROPOSAL 4

APPROVAL TO AMEND THE COMPANY’S RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK

SPLIT FOLLOWED BY A FORWARD STOCK SPLIT

Summary

Our Board has authorized and recommends for your approval, amendments to our Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), to effect a reverse/forward split of our Common Stock. If approved by the stockholders, our Restated Certificate of Incorporation would be amended to reclassify the Common Stock by combining the outstanding shares of the Common Stock into a lesser number of shares at the ratio of 1-for-     (the “Reverse Split”). Immediately after the effectiveness of the Reverse Split, our Restated Certificate of Incorporation would be further amended to reclassify the Common Stock by subdividing the outstanding shares of the Common Stock into a greater number of outstanding shares at the ratio of     -for-1 (the “Forward Split”). As permitted by Delaware law, each holder of fewer than              shares of Common Stock prior to the Reverse Split (also referred to as a “Cashed-Out Stockholder”) will not receive fractional shares in the Reverse Split, but in lieu of such fractional share interests shall be entitled to receive a cash payment as described below (we refer to the Reverse Split, the Forward Split and these cash payments, collectively, as the “Reverse/Forward Split”). However, if a stockholder holds      or more shares of Common Stock at the effective time of the Reverse Split, any fractional share resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split.

If approved by the stockholders, the Reverse/Forward Split will become effective on such date as may be determined by our Board upon the filing and effectiveness of the necessary amendments to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (which we refer to as the “Effective Date”). Even if approved by the stockholders, our Board retains the authority to abandon the Reverse/Forward Split for any reason at any time prior to the Effective Date. The form of the proposed amendment to our Restated Certificate of Incorporation necessary to effect the Reverse Split is attached to this proxy statement as Appendix II and the form of the proposed amendment to our Restated Certificate of Incorporation necessary to effect the Forward Split immediately after the Reverse Split is attached hereto as Appendix III.

If our stockholders approve this proposal at the 2014 Meeting and the Reverse/Forward Split is completed, we will arrange for the disposition of fractional share interests of stockholders who hold fewer than              shares immediately prior to the Reverse Split by having the Company’s transfer agent aggregate such fractional share interests and sell the shares of Common Stock resulting from such aggregation (the “Aggregated Shares”) in open market transactions following the effectiveness of the Forward Split. The Company’s transfer agent will pay to each registered stockholder who holds fewer than              shares of Common Stock immediately prior to the Reverse Split an amount, for each share of Common Stock held immediately prior to the Reverse Split, equal to the average per-share price received in the sale of the Aggregated Shares (the “Cash-Out Payment”).

Our Board does not intend for the Reverse/Forward Split to be the first step in a series of plans or proposals of a “going private transaction” or a “Rule 13e-3 transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. If the Company implements the Reverse/Forward Split, it would not be reasonably likely to produce, and would not have the purpose of producing, a going private effect or deregistering the Company as a reporting company.

We believe that the Reverse/Forward Split will result in significantly reduced stockholder record keeping administration and mailing expenses while providing holders of fewer than              shares with an efficient, cost-effective way to cash out their investment.

As a result of the Reverse/Forward Split, if you own less than              shares immediately prior to the Reverse Split, you will receive cash for those shares, and if you own              shares or more immediately prior to the Reverse Split, you will retain those shares after the Reverse/Forward Split.

Effect on Stockholders

If approved by the stockholders at the 2014 Meeting and implemented by our Board, the Reverse/Forward Split will affect our stockholders as follows:

Stockholder Before Completion of the Reverse/Forward Split	Net Effect After Completion of the Reverse/Forward Split
Registered stockholders holding or more shares of Common Stock.	None. No fractional share for such accounts will be cashed out as a result of the Reverse Split and the total number of shares held in such accounts will not change as a result of the Reverse/Forward Split.

Registered stockholders holding fewer than shares of Common Stock.	Shares will be converted into the right to receive a cash payment per share equal to the average per-share price received in the sale of the Aggregated Shares on the open market.

Stockholders holding Common Stock in street name or through a nominee (such as a bank or broker).	We expect that the Reverse/Forward Split will treat stockholders holding Common Stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of Common Stock as nominees for others, in the same manner as stockholders whose shares are registered in their names on the books of the Company. Nominees will be advised that they may effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered stockholders or rights such holders may have to retain beneficial ownership of such shares.

Reasons for the Reverse/Forward Split

Our Board recommends that stockholders approve the Reverse/Forward Split for the following reasons. These, and other reasons, are described in detail under “Background and Purpose of the Reverse/Forward Split” below.

Issue	Solution
We have a large number of stockholders that own relatively few shares. Specifically, as of , 2014, approximately stockholders (including approximately of registered stockholders) held fewer than shares of Common Stock in their accounts. These stockholders represented only approximately % of the total number of outstanding shares of Common Stock. Continuing to maintain accounts for these stockholders, including expenses associated with required stockholder mailings, costs us approximately $ per year.	The Reverse/Forward Split will reduce the number of stockholders who own relatively few shares, resulting in a cost savings to us.

In many cases, it is very expensive on a relative basis for stockholders with fewer than shares to sell their shares on the open market, as the commissions would represent a disproportionate share of proceeds from the sale of fewer than shares.	The Reverse/Forward Split will cash out stockholders with small accounts without transaction costs such as brokerage fees. However, if these stockholders do not want to cash out their holdings of Common Stock, they may purchase additional shares on the open market to increase the number of shares of Common Stock in their account to at least shares, or, if applicable, consolidate their accounts into an account with at least shares of Common Stock. Any such action should be taken far enough in advance so that it is completed prior to completion of the Reverse/Forward Split.

Since we are effecting a     -for-1 Forward Split immediately after the 1-for-     Reverse Split, outstanding certificates for shares of our Common Stock will continue to represent the correct number of shares, other than certificates held by Cashed-Out Stockholders whose certificates will represent only the right to receive the Cash-Out Payment. Cashed-Out Stockholders will need to surrender their certificates in order to receive the Cash-Out Payment.

Negative Aspects of the Reverse/Forward Split

Stockholders owning less than              shares should consider the following negative aspects of the Reverse/Forward Split:

•	You will no longer be entitled to vote as a stockholder of ours.

•	You will no longer be entitled to share in any earnings or dividends of ours.

•	You will no longer be entitled to the receipt of proxy statements or other information provided by us to our stockholders.

Structure of the Reverse/Forward Split

The Reverse/Forward Split includes both a reverse stock split and a forward stock split of the Common Stock. If the Reverse/Forward Split is approved by the Stockholders and implemented by our Board, the Reverse Split is expected to occur immediately prior to the Forward Split. Upon consummation of the Reverse Split (and prior to the Forward Split), every              shares of Common Stock held by a stockholder at that time will be combined into one share of Common Stock. Any stockholder who holds fewer than              shares of Common Stock immediately prior to the Reverse Split (also referred to as a “Cashed-Out Stockholder”) will receive a cash payment instead of fractional shares. The amount of this cash payment will be determined and paid as described below. If a stockholder holds      or more shares of Common Stock immediately prior to the Reverse Split, no fractional share will be cashed out as a result of the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Split.

If stockholders approve this proposal at the 2014 Meeting and the Reverse/Forward Split is completed, we will arrange for the disposition of the fractional share interests of Cashed-Out Stockholders resulting from the Reverse Split by having the Company’s transfer agent sell the Aggregated Shares in open market transactions following the effectiveness of the Forward Split. The Company’s transfer agent will pay to each stockholder who holds fewer than              shares of Common Stock immediately prior to the Reverse Split an amount, for each share of Common Stock held immediately prior to the Reverse Split, equal to the average per-share price received in the sale of the Aggregated Shares on the open market.

If a stockholder holding fewer than              shares of Common Stock wants to continue to hold Common Stock after the Reverse/Forward Split, such stockholder may do so by taking either of the following actions far enough in advance so that it is completed by the Effective Date of the Reverse/Forward Split: (A) purchase a sufficient number of shares of Common Stock so that such stockholder holds at least              of shares of Common Stock, or (B) if applicable, consolidate such stockholder’s accounts so that such stockholder holds at least              of shares of Common Stock in one account.

The Forward Split will be effected immediately following the Reverse Split and all stockholders who are not Cashed-Out Stockholders will receive              shares of Common Stock for every one share of Common Stock they hold following the Reverse Split. We expect that the Reverse/Forward Split will treat stockholders holding Common Stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of Common Stock as nominees for others, in the same manner as stockholders whose shares are registered in their names on the books of the Company. Nominees will be advised that they may effect the Reverse/Forward Split for their beneficial holders. Accordingly, we also refer to those street name holders who receive a cash payment instead of fractional shares as “Cashed-Out Stockholders.” However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered stockholders or rights such holders may have to retain beneficial ownership of such shares.

Background and Purpose of the Reverse/Forward Split

We have a stockholder base of approximately              stockholders. As of                     , 2014, approximately      holders of our Common Stock (including approximately          of          registered stockholders) owned fewer than              shares. At that time, these              stockholders represented approximately     % of the total number of holders of Common Stock, but held in the aggregate approximately              shares, or only about     % of the total number of outstanding shares of Common Stock.

In the ordinary course, management has from time to time updated our Board on the then current and anticipated costs related to administering the Company’s stockholder accounts, including transfer agent and administration fees and printing and postage costs associated with the mailing of proxy materials and annual reports to each stockholder. Our Board has evaluated the appropriateness and fairness to the Company’s stockholders of a transaction in the form of a reverse stock split followed by a forward stock split, which could create future cost savings for the Company related to the administration of its stockholder accounts.

We expect to benefit from substantial cost savings as a result of the Reverse/Forward Split. The cost of administering each registered stockholder’s account is the same regardless of the number of shares held in that account. Therefore, our costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In fiscal year 2014, we expect that each registered stockholder will cost us approximately $         for transfer agent and other administrative fees as well as printing and postage costs to mail proxy materials and the annual report, and that we will incur additional costs of approximately $         for printing and postage costs to mail proxy materials and the annual report to street name and nominee holders. It is expected that the total cost of administering stockholder accounts will be reduced by at least $         per year if the Reverse/Forward Split is completed.

In addition to reducing administrative costs, the Reverse/Forward Split will also provide stockholders with fewer than              shares of Common Stock with a cost-effective way to cash out their investments, because we will pay all transaction costs such as brokerage or service fees in connection with the Reverse Split. Otherwise, stockholders with small holdings would likely incur brokerage fees which are disproportionately high relative to the market value of their shares if they wanted to sell their Common Stock. The Reverse/Forward Split will eliminate these problems for stockholders holding fewer than              shares of Common Stock.

After undertaking a thorough analysis of the advisability of the Reverse/Forward Split and considering the totality of the circumstances, our Board believed that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders, including stockholders owning less than              shares of Common Stock who would be cashed-out in connection with the Reverse Split and stockholders owning      or more shares of Common Stock who would continue as owners of the Company. Consummation of the Reverse/Forward Split is conditioned on the approval of stockholders of the Company holding a majority of the issued and outstanding shares of Common Stock. In addition, the effectuation of the Reverse/Forward Split is further conditioned on our Board of Director’s consideration of the totality of the circumstances.

Effect of the Reverse/Forward Split on ModusLink’s Stockholders

Set forth below is a summary of the effect of the Reverse/Forward Split on the following categories of holders:

•	Registered Stockholders with a Record Account of Fewer than Shares

•	Registered Stockholders with or More Shares of Common Stock

•	Street Name Holders of our Common Stock (through a nominee such as a bank or broker)

•	Our Current and Former Employees and Directors (all of which will be treated the same as other stockholders)

Stockholders with a Record Account of Fewer than              Shares:

If we complete the Reverse/Forward Split and you are a Cashed-Out Stockholder (i.e., a stockholder holding fewer than              shares of Common Stock immediately prior to the Reverse Split):

•	You will not receive fractional shares of stock as a result of the Reverse Split.

•	Instead of receiving fractional shares, you will receive a cash payment in exchange for your shares. See “Determination of Cash-Out Payment” below.

•	After the Reverse Split, you will have no further interest in us with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in our earnings or profits, or in any dividends paid after the Reverse Split. In other words, you will no longer hold your cashed-out shares; you will have only the right to receive cash for these shares. In addition, you will not be entitled to receive interest with respect to the period of time between the Effective Date and the date you receive your payment for the cashed-out shares.

•	You will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Split.

•	Following the time that we effect the Reverse/Forward Split and sell the cashed-out shares on the open market, you will receive a cash payment for the cashed-out shares you held immediately prior to the Reverse Split in accordance with the procedures described below.

If you hold Book-Entry Shares:

•	Registered stockholders commonly hold their shares in book-entry form under the Direct Registration System for securities. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you are a Cashed-Out Stockholder who holds registered shares in a book-entry account, you do not need to take any action to receive your cash payment. A check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment.

If you hold Certificated Shares:

•	If you are a Cashed-Out Stockholder with a stock certificate representing your cashed-out shares, you will receive a letter of transmittal as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to our transfer agent, American Stock Transfer & Trust Co, LLC, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to the transfer agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificate(s) until you receive your letter of transmittal. For further information, see “Stock Certificates” below.

•	All amounts owed to you will be subject to applicable federal and state income tax and state abandoned property laws. For further information, see “U.S. Federal Income Tax Consequences” below.

•	You will not receive any interest on cash payments owed to you as a result of the Reverse/Forward Split.

If you want to continue to hold Common Stock after the Reverse/Forward Split, you may do so by taking either of the following actions far enough in advance so that it is completed by 5:00 p.m. Eastern Time on the Effective Date: (1) purchase a sufficient number of shares of Common Stock on the open market so that you hold at least              shares of Common Stock in your account prior to the Reverse Split; or (2) if applicable, consolidate your accounts so that you hold at least              shares of Common Stock in one account prior to the Reverse Split.

Stockholders with              or More Shares of Common Stock:

If you are a registered stockholder with      or more shares of Common Stock as of 5:00 p.m. Eastern Time on the Effective Date, we will first convert your shares into                      (    ) of the number of shares you held immediately prior to the Reverse Split. One minute after the Reverse Split, at 5:01 p.m. Eastern Time on the Effective Date, we will convert your shares in the Forward Split into      times the number of shares you held after the Reverse Split, which will result in you holding the same number of shares you held before the Reverse Split. As a result, the Reverse/Forward Split will not affect the number of shares you hold if you hold      or more shares of Common Stock immediately prior to the Reverse Split. For example, if you held              shares of Common Stock in your account immediately prior to the Reverse Split, your shares would be converted into              shares in the Reverse Split and then back to              shares in the Forward Split. However, if you hold a certificate evidencing such shares you will need to submit the certificate to be exchanged for new certificates evidencing ownership of the same number of shares on a post Reverse Split / Forward Split basis. Stockholders will receive instructions from the Company’s transfer agent with instructions regarding exchange of their certificates.

Street Name Holders of our Common Stock:

We expect that the Reverse/Forward Split will treat stockholders holding Common Stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of Common Stock as nominees for others, in the same manner as stockholders whose shares are registered in their names on the books of the Company. Nominees will be advised that they may effect the Reverse/Forward Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered stockholders or rights such holders may have to retain beneficial ownership of such shares.

Option Holders:

If you hold options to purchase shares of Common Stock, regardless of the number of shares, the Reverse/Forward Split will have no effect on such options or the number of shares issuable upon their exercise. If you hold options to purchase less than              shares of our stock, you will not receive a cash payment for these options.

Effect of the Reverse/Forward Split on ModusLink

The Reverse/Forward Split will not affect the public registration of the Common Stock with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Similarly, we do not expect the Reverse/Forward Split will affect the continued listing of the Common Stock on the Nasdaq Global Select Market. The number of shares of authorized and outstanding Common Stock will not change as a result of the Reverse/Forward Split. As a result of the Reverse/Forward Split, the Company’s transfer agent will sell the Aggregated Shares on the open market to permit payment of the Cash-Out Payment to the Cashed-Out Stockholders. Based on the Company’s stock records as of                     , 2014, the Company presently expects that approximately              of its outstanding shares will be fractionalized as a result of the Reverse Split and subsequently sold by the Company’s transfer agent on the open market to fund the payment of the Cash-Out Payment to the Cashed-Out Stockholders. The Company intends to instruct its transfer agent to endeavor to limit the effect of the sales on the market price of the Common Stock by limiting its daily sales to         % of the trailing 30-day average trading volume preceding the Effective Date or taking such other action as may be specified in or in accordance with any agreement to be entered into between the Company and the transfer agent as approved by our Board.

The effectuation of the Reverse/Forward Split would not, by itself, affect our assets or business prospects. The par value of the Common Stock will remain at $0.01 per share after the Reverse/Forward Split. If implemented, the Reverse/Forward Split would not have any effect on our current dividend policy. On March 7, 2011 the Company announced that its Board had declared a special dividend of $0.9134 per common share outstanding, or $40.0 million in aggregate, with a payment date of March 31, 2011 and a record date of March 17, 2011. Prior and subsequent to the special cash dividend announced on March 7, 2011, the Company had never declared or paid cash dividends on our common stock. We currently intend to retain earnings, if any, to support our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board after taking into account various factors, including our financial condition, operating results, any restrictions on payment of dividends under our credit facility, current and anticipated cash needs and plans for expansion.

Determination of Cash-Out Payment

Stockholders who hold less than              shares of Common Stock immediately prior to the Reverse Split will receive cash payments in respect of such shares. If stockholders approve this proposal at the 2014 Meeting and the Reverse/Forward Split is completed, we will arrange for the disposition of any fractional share interests of Cashed-Out Stockholders resulting from the Reverse Split by having the Company’s transfer agent aggregate such fractional interests and sell the shares resulting from such aggregation (the “Aggregated Shares”) in open market transactions following the effectiveness of the Forward Split. Our transfer agent will pay to the Cashed-Out Stockholders an amount per share equal to the average per-share price received in the sale of the Aggregated Shares on the open market (the “Cash-Out Payment”). Each Cashed-Out Stockholder will receive the Cash-Out Payment for each share of Common Stock they held immediately prior to the Effective Date in accounts with fewer than              shares. The amount of the Cash-Out Payment shall be calculated by the Company in its sole discretion and such calculation shall be final and binding on all parties, including each Cashed-Out Stockholder.

Any transaction costs associated with the sale of Aggregated Shares by the Company’s transfer agent will not be deducted from the prices received by the transfer agent in connection with such sales for purposes of determining the Cash-Out Payment. The Company also intends to instruct its transfer agent to endeavor to limit the effect of the sales of Aggregated Shares on the market price of the Common Stock by limiting its daily sales to         % of the trailing 30-day average trading volume preceding the Effective Date or taking such other action as may be specified in or in accordance with any agreement to be entered into between the Company and the transfer agent as approved by our Board.

Stock Certificates

Any certificates representing shares of Common Stock held by registered stockholders owning      or more shares of Common Stock immediately prior to the Reverse Split will need to be exchanged for new certificates evidencing ownership of the same number of shares but on a post Reverse Split / Forward Split basis.

Any Cashed-Out Stockholder with share certificates will receive a letter of transmittal after the Reverse/Forward Split is completed. In order to receive their cash payments with respect to such shares, these stockholders must complete and sign the letter of transmittal and return it with their stock certificate(s) to our transfer agent,                     , before they can receive cash payment for those shares. Even if approved by the stockholders, our Board retains the authority to abandon the Reverse/Forward Split for any reason at any time prior to the Effective Date.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of the consummation of the Reverse/Forward Split generally applicable to holders of the Common Stock and to us. This summary addresses only those holders of Common Stock that have held, and will hold, their shares as capital assets. This summary does not discuss all aspects of U.S. federal income taxation which may be important to holders of Common Stock in light of their individual circumstances or that are subject to special rules (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, regulated investment companies or real estate investment trusts, partnerships or other flow-through entities for U.S. federal income tax purposes and their partners or members, holders who received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, Common Stock as part of a straddle, hedging, or conversion transaction for U.S. federal income tax purposes). The following summary is based upon U.S. federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. Further, no ruling from the Internal Revenue Service (the “IRS”) or opinion of counsel has been obtained in connection with the Reverse/Forward Split. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each holder of Common Stock is advised to consult his or her tax advisor as to the particular facts and circumstances which might be unique to such holder, and also to any state, local, foreign, and other tax consequences of the Reverse/Forward Split, in light of his or her specific circumstances.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our Common Stock who is not a U.S. Holder.

U.S. Federal Income Tax Consequences for the Company

We should not recognize any gain or loss as a result of the Reverse/Forward Split.

U.S. Holders

U.S. Federal Income Tax Consequences to U.S. Holders Who Are Not Cashed Out by the Reverse/Forward Split

If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split, and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split for U.S. federal income tax purposes and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the Reverse/Forward Split.

U.S. Federal Income Tax Consequences to U.S. Holders Who are Cashed-Out by the Reverse/Forward Split

If you receive cash as a result of the Reverse/Forward Split, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your Common Stock and your aggregate adjusted tax basis in such stock.

Capital gain or loss recognized by you will be long-term if your holding period with respect to the Common Stock surrendered is more than one year at the time of the Reverse/Forward Split. If you acquired shares that are sold in the Reverse/Forward Split at different times, you will be required to compute such gain or loss and determine whether such gain or loss is long-term or not, separately with respect to each such acquisition of shares. The deductibility of capital loss is subject to limitations.

You may be subject to backup withholding (currently at a rate of 28%) on cash received pursuant to the Reverse/Forward Split. Backup withholding will not apply, however, if you provide a correct taxpayer identification number or come within certain exempt categories and otherwise comply with applicable certification requirements. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided that you furnish certain required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

U.S. Federal Income Tax Consequences to Non-U.S. Holders Who Are Not Cashed Out by the Reverse/Forward Split

If you (1) continue to hold Common Stock immediately after the Reverse/Forward Split, and (2) receive no cash as a result of the Reverse/Forward Split, you will not recognize any gain or loss in the Reverse/Forward Split for U.S. federal income tax purposes and you will have the same adjusted tax basis and holding period in your Common Stock as you had in such stock immediately prior to the Reverse/Forward Split.

U.S. Federal Income Tax Consequences to Non-U.S. Holders Who are Cashed-Out by the Reverse/Forward Split

If you receive cash as a result of the Reverse/Forward Split and are a Non-U.S. Holder (as defined above), any capital gain realized by a Non-U.S. Holder as a result of the Reverse/Forward Split generally should not be subject to U.S. federal income or withholding tax unless:

•	the Non-U.S. Holder is an individual who holds our Common Stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year in which the Effective Date occurs and meets certain other conditions;

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder’s permanent establishment in the U.S.); or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Date, or the period that the Non-U.S. Holder held the shares of our Common Stock. We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year in which the Effective Date occurs will be taxed on their gain (including gain from the sale of shares of our Common Stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year)

at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in connection with the Reverse/Forward Split generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder that wishes to claim the benefit of an applicable income tax treaty will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a U.S. person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of cash resulting from the Reverse/Forward Split. If our Common Stock is held through a non-U.S. partnership or non-U.S. intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Reservation of Rights

We reserve the right to abandon the Reverse/Forward Split without further action by our stockholders at any time before the filing of the necessary amendments to our Restated Certificate of Incorporation with the Delaware Secretary of State, even if the Reverse/Forward Split has been authorized by our stockholders at the 2014 Meeting, and by voting in favor of the Reverse/Forward Split, you are expressly also authorizing us to determine not to proceed with the Reverse/Forward Split if our Board should so decide. Our Board is further authorized to determine when to file the necessary amendments to our Restated Certificate of Incorporation with the Delaware Secretary of State at any time on or before the twelve-month anniversary of stockholder approval thereof.

No Appraisal Rights

Stockholders do not have appraisal rights under Delaware state law or under our Restated Certificate of Incorporation or bylaws in connection with the Reverse/Forward Split.

Vote Required

Consummation of the Reverse/Forward Split is conditioned on the approval of stockholders of the Company holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the 2014 Meeting. Abstentions will have the effect of a vote against the amendments to our Restated Certificate of Incorporation to effect the Reverse Split followed by the Forward Split. Broker non-votes will have the same effect as a vote against the Reverse/Forward Split.

The Board recommends that the stockholders vote FOR the approval of the amendments of the Company’s Restated Certificate of Incorporation to effect a 1-for     reverse stock split, followed immediately by a     -for-1 forward stock split of the Company’s Common Stock.

PROPOSAL 5

APPROVAL OF NOL PROTECTIVE AMENDMENT

TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

For the reasons discussed below under “Background to NOL Protection Amendment,” our Board recommends that the Company’s stockholders adopt an amendment to our Restated Certificate of Incorporation (the “Protective Amendment”) to protect the significant potential long term tax benefits presented by our net operating losses and other tax benefits (collectively, the “NOLs”). The Protective Amendment is designed to prevent certain transfers of our Common Stock that could result in an ownership change under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, significantly impair the value of the NOLs. The Board believes it is in our and our stockholders’ best interests to adopt the Protective Amendment to help protect the NOLs.

The purpose of the Protective Amendment is to assist us in protecting long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our Common Stock that could affect the percentage of stock that is treated as being owned by a holder of 4.99% of our Common Stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. Our Board has adopted resolutions approving and declaring the advisability of amending our Restated Certificate of Incorporation as described below and the complete text of the Protective Amendment is attached as Appendix IV to this Proxy Statement. However, in order for the Protective Amendment to be implemented, it first must be approved by stockholders at the 2014 Meeting.

The Protective Amendment, if approved by stockholders, would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we would expect to do as soon as practicable after the Protective Amendment is approved by stockholders. Even if approved by the stockholders, the Board retains the authority to abandon the Protective Amendment for any reason at any time prior to the filing and effectiveness of the Protective Amendment with the Secretary of State of the State of Delaware.

Background to NOL Protection Amendment

Our past operations generated significant NOLs. Under federal tax laws, we generally can use the NOLs and certain related tax credits to reduce ordinary income tax [paid in our prior two tax years or] on our future taxable income for up to 20 years, at which point they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years. As of July 31, 2014, we had approximately $2.0 billion million in federal NOLs. While we cannot estimate the exact amount of NOLs that we will be able use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe the NOLs are a very valuable asset.

Our ability to utilize the NOLs to offset future taxable income may be significantly limited if we experience an “ownership change,” as determined under Section 382. Under Section 382, an “ownership change” occurs if a stockholder or a group of stockholders that is deemed to own at least 5% of our Common Stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of the NOLs that we can use to offset taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit.

If an ownership change is deemed to occur, the limitations imposed by Section 382 could significantly limit our ability to use of the NOLs to reduce future income tax liability and result in a material amount of the NOLs expiring unused and, therefore, significantly impair the value of the NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded securities make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken to protect the NOLs, we believe it is possible that we could experience an ownership change before the NOLs are fully-utilized or expire.

After careful consideration, our Board determined that the most effective way to protect the significant potential long-term tax benefits presented by the NOLs is to adopt the Protective Amendment. The Protective Amendment is designed to prevent certain transfers of our securities that could result in an ownership change, is described below and the complete text of the Protective Amendment is attached as Appendix IV to this Proxy Statement. The Protective Amendment will not be put into effect unless and until it is approved by stockholders at the 2014 Meeting.

In addition to the Protective Amendment, if approved by the stockholders, we also protect the NOLs through the use of our Tax Benefit Preservation Plan (as amended, the “Tax Plan”). If this Proposal 5 approving the Protective Amendment is adopted by the stockholders, the Board intends to terminate the Tax Plan effective upon the effectiveness of the Protective Amendment. If the stockholders do not approve the Protective Amendment the Board intends to seek stockholder approval of the October 2014 amendment extending the Tax Plan until October 17, 2017 at the 2015 annual meeting of stockholders.

Our Board urges stockholders to read this Proposal 5 and the complete text of the Protective Amendment which is attached as Appendix IV to this Proxy Statement. It is important to note that the Protective Amendment does not offer a complete solution and that an ownership change may occur even if the Protective Amendment is approved by stockholders. There may be limitations on the enforceability of the Protective Amendment against stockholders who do not vote to approve it that may allow an ownership change to occur. The limitations of the Protective Amendment are described in more detail below.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the complete text of the Protective Amendment attached as Appendix IV to this Proxy Statement. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers. The Protective Amendment generally will restrict any direct or indirect transfer (such as transfers of our Common Stock that result from the transfer of interests in other entities that own our Common Stock) if the effect would be to:

•	increase the direct or indirect ownership of our Common Stock by any Person (as defined below) from less than 4.99% to 4.99% or more of our Common Stock; or

•	increase the percentage of our Common Stock owned directly or indirectly by a Person owning or deemed to own 4.99% or more of our Common Stock.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and includes any successor (by merger or otherwise) of any such entity or group.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our Common Stock would exceed the 4.99% thresholds discussed above, or to Persons whose direct or indirect ownership of our Common Stock would by attribution cause another Person to exceed such threshold. Complicated stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 4.99% stockholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our Common Stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our Common Stock owned by, any stockholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, and our actual knowledge of the ownership of our Common Stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our Common Stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our Common Stock, or prohibit ownership (thus requiring dispositions) of our Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our Common Stock to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our Common Stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such shares, or in the case of options, receiving shares in respect of their exercise. In this Proxy Statement, our Common Stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be transferred first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be transferred to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any stockholder who knowingly violates the Protective Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use the NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of Common Stock that does not involve a transfer of our securities within the meaning of Delaware law but that would cause a person to violate the Protective Amendment, the following procedure will apply in lieu of those described above: in such case, such person whose ownership of our securities is attributed to such proscribed person will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such proscribed person not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such stockholder that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions. In order to facilitate sales by stockholders into the market, the Protective Amendment permits otherwise prohibited transfers of our Common Stock where the transferee is a public group.

In addition, our Board will have the discretion to approve a transfer of our Common Stock that would otherwise violate the transfer restrictions if it determines that the transfer is in our and our stockholders’ best interests. If our Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of the NOLs. In deciding whether to grant a waiver, our Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, our Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by our Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If our Board decides to grant a waiver, it may impose conditions on such waiver on the acquirer or selling party.

In the event of a change in law, our Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.99%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that our Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our stockholders will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

Our Board may establish, modify, amend or rescind bylaws, regulations and procedures for purposes of determining whether any transfer of Common Stock would jeopardize our ability to use the NOLs.

Implementation and Expiration of the Protective Amendment

If our stockholders approve the Protective Amendment, we intend to file the Protective Amendment promptly with the Secretary of State of the State of Delaware, whereupon the Protective Amendment will become effective. We intend to enforce the restrictions in the Protective Amendment immediately thereafter to preserve the future use of the NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form and to disclose such restrictions to the public generally.

The Protective Amendment would expire on the earliest of (i) the close of business on the date that is the third anniversary of the filing of the Protective Amendment with the Secretary of State of the State of Delaware, (ii) our Board’ determination that the Protective Amendment is no longer necessary for the preservation of the NOLs because of the repeal of Section 382 or any successor statute, (iii) the beginning of a taxable year to which our Board determines that none of the NOLs may be carried forward and (iv) such date as our Board otherwise determines that the Protective Amendment is no longer necessary for the preservation of the NOLs. Our Board may also accelerate the expiration date of the Protective Amendment in the event of a change in the law if our Board has determined that the continuation of the restrictions contained in the Protective Amendment is no longer reasonably necessary for the preservation of the NOLs or such action is otherwise reasonably necessary or advisable.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	The Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in our and our stockholders’ best interests.

•	A court could find that part or all of the Protective Amendment is not enforceable, either in general or as applied to a particular stockholder or fact situation. Delaware law provides that transfer restrictions with respect to shares issued prior to the adoption of the restriction are effective against (i) holders of those securities that are parties to the applicable agreement or voted in favor of the restriction and (ii) purported successors or transferees of such holders if (A) the transfer restriction is noted conspicuously on the certificate(s) representing such shares or (B) the successor or transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, despite these actions, a court still could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

•

Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among stockholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is made effective. However, our Board has adopted the Rights Plan, which is intended to act as a deterrent to any person acquiring more than 4.99% of our Common Stock and endangering our ability to use the NOLs.

As a result of these and other factors, the Protective Amendment is intended to reduce, but does not eliminate, the risk that we will undergo an ownership change that would limit our ability to utilize the NOLs.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•	Each stockholder who owns less than 5% of our Common Stock is generally (but not always) aggregated with other such stockholders and treated as a single “5-percent stockholder” for purposes of Section 382. Transactions in the public markets among such stockholders are generally (but not always) excluded from the Section 382 calculation.

•	There are several rules regarding the aggregation and segregation of stockholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•	Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•	Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•	Our redemption or buyback of our Common Stock will increase the ownership of any Section 382 “5-percent stockholders” (including groups of stockholders who are not individually 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5% (or more) change in ownership.

Certain Considerations Related to the Protective Amendment

Our Board believes that attempting to protect the tax benefits of the NOLs as described above under “Background to NOL Protection Amendment” is in our and our stockholders’ best interests. However, we cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is approved. Please consider the items discussed below in voting on Proposal 5.

The Internal Revenue Service (“IRS”) could challenge the amount of the NOLs or claim we experienced an ownership change, which could reduce the amount of the NOLs that we can use or eliminate our ability to use them altogether

The IRS has not audited or otherwise validated the amount of the NOLs. The IRS could challenge the amount of the NOLs, which could limit our ability to use the NOLs to reduce our future taxable income. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of the NOLs even if the Protective Amendment is in place.

Continued Risk of Ownership Change

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, we cannot assure you that it would prevent all transfers of our Common Stock that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the Protective Amendment’s restrictions on acquisition of our Common Stock will be enforceable against all our stockholders, and it may be subject to challenge on equitable grounds, as discussed above.

Potential Effects on Liquidity

The Protective Amendment will restrict a stockholder’s ability to acquire, directly or indirectly, additional shares of our Common Stock in excess of the specified limitations. Furthermore, a stockholder’s ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such shares. In addition, a stockholder’s ownership of our Common Stock may become subject to the restrictions of the Protective Amendment upon actions taken by persons related to, or affiliated with, such stockholder. Stockholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our Common Stock approaches the restricted levels.

Potential Impact on Value

If the Protective Amendment is adopted, our Board intends to include a legend reflecting the transfer restrictions included in the Protective Amendment on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our Common Stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 5% of our Common Stock and certain institutional holders who may not be comfortable holding our Common Stock with restrictive legends, may not choose to purchase our Common Stock, the Protective Amendment could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting the NOLs.

Potential Anti-Takeover Impact

The reason our Board approved the Protective Amendment is to protect the significant potential long-term tax benefits presented by the NOLs. The Protective Amendment is not intended to prevent a takeover of the Company. However, the Protective Amendment, if approved by our stockholders, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate more than 4.99% of our Common Stock and the ability of persons, entities or groups now owning more than 4.99% of our Common Stock to acquire additional shares of our Common Stock without the approval of our Board. Accordingly, the overall effects of the Protective Amendment, if approved by our stockholders may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities.

Effect of the Protective Amendment If You Vote For It and Already Directly or Indirectly Own More Than 4.99% of our Common Stock

If you already own more than 4.99% of our Common Stock, you would be able to transfer shares of our Common Stock only if the transfer does not increase the percentage of stock ownership of another holder of 4.99% or more of our Common Stock or create a new holder of 4.99% or more of our Common Stock. You will also be able to transfer your shares of our Common Stock through open-market sales to a public group. Shares acquired in any such transaction will be subject to the Protective Amendment’s transfer restrictions.

Effect of the Protective Amendment If You Vote For It and Directly or Indirectly Own Less Than 4.99% of our Common Stock

The Protective Amendment will apply to you, but, so long as you own less than 4.99% of our Common Stock you can transfer your shares to a purchaser who, after the sale, also would own less than 4.99% of our Common Stock.

Effect of the Protective Amendment If You Vote Against It

Delaware law provides that transfer restrictions with respect to shares issued prior to the adoption of the restriction are effective against (i) holders of those securities that are parties to the applicable agreement or voted in favor of the restriction and (ii) purported successors or transferees of such holders if (A) the transfer restriction is noted conspicuously on the certificate(s) representing such shares or (B) the successor or transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Delaware law such newly issued shares will be subject to the transfer restriction. We also intend to disclose such restrictions to persons holding our Common Stock in uncertificated form. For the purpose of determining whether a stockholder is subject to the Protective Amendment, we intend to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. We may also assert that stockholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a stockholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, despite these actions, a court still could find that the Protective Amendment is unenforceable, either in general or as applied to a particular stockholder or fact situation.

Vote Required

The approval of this Proposal 5 requires the affirmative vote of the majority of the outstanding shares of our Common Stock entitled to vote on the matter at the 2014 Meeting. Abstentions and “broker non-votes” will have the same effect as a vote against this proposal.

The Board recommends that the stockholders vote FOR the approval of the NOL Protective Amendment.

PROPOSAL 6

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed BDO USA LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending July 31, 2015, and recommends that the stockholders vote for ratification of such appointment. If the stockholders do not ratify the selection of BDO USA LLP as the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of BDO USA LLP, which has served as the Company’s independent registered public accounting firm starting with the quarter ending January 31, 2014 and for the fiscal year ending July 31, 2014, is expected to be present at the 2014 Meeting, to be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Vote Required

Approval of this Proposal 6 requires the affirmative vote of a majority of the votes cast. Abstentions and any “broker non-votes” will not be included in the vote totals and, as such, will have no effect on the outcome of this proposal.

The Board recommends that the stockholders vote FOR the ratification of BDO USA LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 30, 2014, with respect to the beneficial ownership of shares of Common Stock by: (i) 5% stockholders; (ii) the members of the Board of the Company, (iii) the Named Executive Officers (as defined under “Summary Compensation Table”); and (iv) all current executive officers and members of the Board of the Company, as a group.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Class(2)
5% Stockholders
Steel Partners Holdings L.P.(3)	16,115,819	30.9%
Dimensional Fund Advisors LP(4)	2,752,946	5.3
Highbridge Capital Management, LLC(5)	2,759,904	5.1

Directors and Nominees
Anthony Bergamo(6)	19,311	*	%
Jeffrey J. Fenton(7)	79,791	*
Glen M. Kassan(8)	37,317	*
Philip E. Lengyel(9)	12,575	*
Warren G. Lichtenstein(10)	97,317	*
Jeffrey S. Wald(11)	52,280	*

Named Executive Officers
John J. Boucher(12)	301,870	*	%
Alan R. Cormier	0	*
Joseph B. Sherk(13)	29,746	*
Glen M. Kassan(8)	37,317	*
Steven G. Crane	0	*
Scott R. Crawley	0	*
All current executive officers and directors, as a group (9 persons)(14)	630,207	1.2

*	Less than 1%
(1)	For purposes of this table, beneficial ownership is determined by rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 2014, through the exercise of any stock option or other right (“Presently Exercisable Options”). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The Company believes that each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity unless noted otherwise. Unless otherwise indicated, the address of each person listed in the table is c/o ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, MA 02451.
(2)	Number of shares deemed outstanding includes 52,111,136 shares of Common Stock as of September 30, 2014, plus any shares subject to Presently Exercisable Options held by the person in question or, in the case of Highbridge Capital Management, LLC, the number of shares issuable upon conversion of the Convertible Senior notes held by Highbridge Capital Management, LLC.
(3)

Based on information provided in the Schedule 13D filed by Handy & Harman, Ltd. (“HNH”), BNS Holdings, Inc. (“BNS”), Steel Partners, Ltd. (“SPL”), Steel Partners Holdings L.P. (“Steel Holdings”), SPH Group LLC (“SPHG”), SPH Group Holdings LLC (“SPHG Holdings”), Steel Partners LLC (“Partners LLC”), and Warren G. Lichtenstein with the SEC on October 14, 2011 and all amendments thereto, including that certain Amendment No. 16 to Schedule 13D filed by HNH, WHX CS Corp. (“WHX CS”), SPL, Steel Holdings, SPHG, SPHG Holdings, Steel Partners Holdings GP, Inc. (“Steel Holdings GP”), Mr. Lichtenstein, and Glen M. Kassan on June 5, 2014. The principal business address of HNH and WHX CS is 1133 Westchester Avenue, Suite N222, White Plains, NY 10604. The principal business address of SPL, Steel Holdings, SPHG, SPHG Holdings and Partners LLC is 590 Madison Avenue, 32nd Floor, New York, NY 10022.

•	SPL owns 60,000 shares of Common Stock. Mr. Lichtenstein is the Chief Executive Officer and stockholder of SPL. Accordingly, Mr. Lichtenstein may be deemed to have shared investment and voting power with respect to such shares of Common Stock held indirectly by him. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock owned directly by SPL except to the extent of his pecuniary interest therein.

•	SPHG Holdings owns 540,015 shares of Common Stock. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing manager of SPHG and the manager of SPHG Holdings. Accordingly, by virtue the relationships discussed above, each of Steel Holdings, SPHG, and Steel Holdings GP may be deemed to beneficially own the shares of Common Stock owned directly by SPHG Holdings. Each of SPHG, Steel Holdings, and Steel Holdings GP disclaims beneficial ownership of the shares of Common Stock owned directly by SPHG Holdings except to the extent of his or its pecuniary interest therein. SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP have shared dispositive and voting power with respect to the 540,015 shares owned by SPHG Holdings.

•	HNH owns 1,000 shares of Common Stock. SPHG Holdings owns approximately 55% of the outstanding shares of common stock of HNH. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing manager of SPHG and the manager of SPHG Holdings Accordingly, each of SPHG Holdings, Steel Holdings, SPHG and Steel Holdings GP could be deemed to beneficially own the shares of Common Stock owned directly by HNH. Each of SPHG Holdings, Steel Holdings, SPHG and Steel Holdings GP disclaims beneficial ownership of the shares of Common Stock owned directly by HNH. HNH, SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP have shared dispositive and voting power with respect to the 1,000 shares owned by HNH.

•	WHX CS owns 5,940,170 shares of Common Stock. HNH owns 100% of the outstanding shares of common stock of WHX CS, and SPHG Holdings owns approximately 55% of the outstanding shares of common stock of HNH. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing manager of SPHG and the manager of SPHG Holdings. Accordingly, by virtue of the relationships described above, each of HNH, SPHG Holdings, Steel Holdings, SPHG and Steel Holdings GP could be deemed to beneficially own the shares of Common Stock owned directly by WHX CS. WHX CS, HNH, SPHG Holdings, SPHG, Steel Holdings and Steel Holdings GP have shared dispositive and voting power with respect to the 5,940,170 shares owned by WHX CS.

•	Steel Holdings directly owns 7,500,000 shares of Common Stock and has the right acquire up to 2,000,000 shares of Common Stock pursuant to currently exercisable warrants issued by the Company to Steel Holdings. Steel Holdings GP may be deemed to beneficially own the shares, including the shares underlying the warrants, owned directly by Steel Holdings.

(4)	Based solely on information provided in a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 10, 2014, Dimensional has sole dispositive power with respect to such shares and sole voting power with respect to 2,665,558 shares. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishing investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are collectively referred to as the “Funds.” As a result of its role as investment advisor or investment manager to the Funds, Dimensional may be deemed to be the beneficial owner of the 2,752,946 shares of Common Stock held by the Funds. However, Dimensional does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held by the Funds and Dimensional disclaims beneficial ownership of such securities. Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.
(5)	Based solely on information provided in a Schedule 13G filed by Highbridge Capital Management, LLC (“Highbridge”) with the SEC on March 24, 2014, Highbridge, as the trading manager of Highbridge International, LLC and Highbridge Tactical Credit & Convertibles Masters Fund, L.P. (the “Highbridge Funds”), has shared voting and dispositive power with respect to 2,759,904 shares of the Company’s Common Stock issuable upon conversion of the 5.25% Convertible Senior Notes due 2019 held by the Highbridge Funds. Highbridge’s address is 40 West 57th Street, 33rd Floor, New York, NY 10019.

(6)	Consists of 19,311 shares of Common Stock owned directly by Mr. Bergamo. Mr. Bergamo is a director of Steel Partners Holdings L.P., a member of the Section 13(d) group described in Footnote 3 above that owns more than 10% of the Company’s outstanding Common Stock. Mr. Bergamo disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by the other members of the Section 13(d) group except to the extent of his pecuniary interest therein.
(7)	Consists of 79,791 shares owned directly by Mr. Fenton.
(8)	Consists of 37,317 shares of Common Stock owned directly by Mr. Kassan. Mr. Kassan is a member of the Section 13(d) group described in Footnote 3 above that owns more than 10% of the Company’s outstanding Common Stock. Mr. Kassan disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by the other members of the Section 13(d) group except to the extent of his pecuniary interest therein.
(9)	Consists of 12,575 shares owned directly by Mr. Lengyel.
(10)	Includes 37,317 shares of Common Stock owned directly by Mr. Lichtenstein and 60,000 shares of Common Stock owned directly by Steel Partners, Ltd. (“SPL”). Mr. Lichtenstein is the Chief Executive Officer and sole director of SPL. Accordingly, by virtue of the Mr. Lichtenstein’s relationship with SPL, Mr. Lichtenstein may be deemed to beneficially own the shares of Common Stock of the Company owned directly by SPL. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by SPL except to the extent of his pecuniary interest therein. Mr. Lichtenstein is a member of the Section 13(d) group described in Footnote 3 above that owns more than 10% of the Company’s outstanding Common Stock. Mr. Lichtenstein disclaims beneficial ownership of the shares of Common Stock of the Company owned directly by the other members of the Section 13(d) group except to the extent of his pecuniary interest therein.
(11)	Consists of 52,280 shares owned directly by Mr. Wald.
(12)	Includes 251,870 shares which may be acquired by Mr. Boucher pursuant to Presently Exercisable Options.
(13)	Includes 27,746 shares which may be acquired by Mr. Sherk pursuant to Presently Exercisable Options.
(14)	Includes 279,616 shares which may be acquired pursuant to Presently Exercisable Options.

ADDITIONAL INFORMATION

Management

Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the executive officers of the Company as of the date of this Proxy Statement.

Name	Age	Position
John J. Boucher	55	President and Chief Executive Officer
Alan R. Cormier	63	Senior Vice President, General Counsel
Glen M. Kassan	71	Chief Administrative Officer

John J. Boucher, joined the Company as President and Chief Executive Officer in January 2013 from Symbotic LLC, a global provider of integrated supply network automation solutions for warehouses and distribution centers, where he served as Chief Commercial Officer & Chief Operating Officer starting in 2010. From 2004 to 2010, Boucher served in executive and leadership positions at Celestica Inc., a major provider of supply chain services to companies in the communications, consumer, computing, and industrial, aerospace and defense, healthcare, green technology, and semiconductor capital equipment globally. While at Celestica, he held the positions of Executive Vice President of Global Services, Sales & Supply Chain Solutions; Executive Vice President, Supply Chain & Chief Procurement Officer; and President & Senior Vice President, Americas Operations. Mr. Boucher recently served on the Consumer & Electronics Advisory Board of Nypro, a leading global solutions provider in the field of manufactured precision plastic products.

Glen M. Kassan, began serving as the Company’s Chief Administrative Officer in May 2014. Mr. Kassan has served as a director of the Company since March 2013 and, in May 2014, was also appointed Vice Chairman of the Board. Mr. Kassan has served since July 2005 as a director of HNH and as its Vice Chairman of the Board since October 2005. He previously served as HNH’s Chief Executive Officer from October 2005 until December 2012. He is a Managing Director and operating partner of Steel Partners and has been associated with Steel Partners and its affiliates since August 1999. He served as the Vice President, Chief Financial Officer and Secretary of a predecessor entity of Steel Holdings from June 2000 to April 2007. He has served as a director of SLI since January 2002 and its Chairman of the Board since May 2008. He previously served as SLI’s Vice Chairman of the Board from August 2005 to May 2008, its President from February 2002 to August 2005, its interim Chief Executive Officer from June 14, 2010 to June 29, 2010 and its interim Chief Financial Officer from June 14, 2010 to August 30, 2010. He was a director of United Industrial from October 2002 to November 2007.

Alan R. Cormier, joined the Company as Senior Vice President, General Counsel in December 2013. Prior to that, Mr. Cormier was at Sycamore Networks, Inc., an intelligent bandwidth management services company, where he served as president and chief executive officer from March 2013 to December 2013, and where he was general counsel and secretary from December 2004 through March 2013. Previously, he was vice president, general counsel and secretary at Manufacturers’ Services Limited, a contract manufacturing company, from July 2000 through March 2004. In addition, Mr. Cormier served as vice president, general counsel and clerk of Dynamics Research Corporation, a provider of information technology, engineering, logistics and other consulting services, and previously worked approximately 20 years in senior legal positions at Wang Global Corporation (formerly Wang Laboratories, Inc.).

There are no family relationships between any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discuss and Analysis provides details about the Company’s compensation practices for its Named Executive Officers. The information in this section should be read together with the tables and narratives that accompany the information presented.

The following executives are the Company’s Named Executive Officers for fiscal 2014:

•	Mr. John B. Boucher, President and Chief Executive Officer;

•	Mr. Joseph B. Sherk, Corporate Controller and (as of May 2, 2014) Principal Accounting Officer;

•	Mr. Steven G. Crane, former (as April 30, 2014) Chief Financial Officer;

•	Mr. Alan R. Cormier, (as of December 23, 2013) Senior Vice President, General Counsel;

•	Mr. Glen M. Kassan, (as of May 2, 2014) Chief Administrative Officer; and

•	Mr. Scott R. Crawley, former (as of April 2, 2014) President, Global Operations.

Executive Summary of Fiscal 2014 Compensation

In January 2013, the Company hired John Boucher as President and Chief Executive Officer with the mandate to improve operational effectiveness and create a profitable platform by implementing sustainable cost productivity improvements. In making significant executive leadership and organizational changes, there was a clear emphasis on accountability and delivering improving and predictable financial results. As we entered fiscal 2014, our Board remained focused on continuing our restructuring and cost-reduction activities in order to position the Company for future success. These goals were reflected in the Compensation Committee’s fiscal 2014 determinations regarding executive compensation. For example:

•	Base salaries for our Named Executive Officers were maintained at their fiscal 2013 levels when fiscal 2014 compensation was determined.

•	After not establishing a performance-based variable incentive or equity plan for executive officers in fiscal 2013, we resumed our normal practice of tying a significant portion of executive officer compensation to Company financial performance. Accordingly, as part of its annual review of executive compensation, the Compensation Committee established a variable cash compensation plan and a performance-based stock plan for our executive officers, each of which provided awards only upon attainment of performance.

•	We adjusted the performance metrics for our variable cash compensation plan in an effort to better align the plan with our business mission, strategy and goals for the Company. Our fiscal 2014 variable cash compensation plan provided for bonuses based on Adjusted EBITDA and certain other business-related goals having objective measurement (namely Value Added Revenue, a measure of revenue less cost of materials, and Cash Conversion Cycle, a measure of the time span between disbursing and collecting cash), all of which support our near- and long-term strategic plans for increased profitability and efficiency as more fully discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the 2014 Annual Report. No payment was to be made on any objective under the plan unless a minimum level of Adjusted EBITDA was earned. For fiscal 2014, the Compensation Committee determined that the Company met its targets for Adjusted EBITDA and the other goals under the plan and, accordingly, executive officers who were eligible to participate in the plan received bonus payouts at the target level of performance.

•	The equity component of our executive compensation program was also similarly linked to our performance and the long-term interests of our stockholders. For fiscal 2014, annual equity compensation for our Named Executive Officers consisted entirely of stock options and performance-based restricted stock. The stock options vest over time, and will have value only if our share price increases. The performance-based restricted stock would be earned only if we met the Company’s target for Adjusted EBITDA. The Compensation Committee determined that we met that target in fiscal 2014, and executive officers eligible to participate in the plan were issued shares at the target level of performance.

Fiscal 2014 was also a year of transition for the Company’s executive team. During the first quarter of fiscal 2014, Peter L. Gray, the Company’s former Executive Vice President, Chief Administrative Officer and General Counsel, departed the Company, and during the third quarter of fiscal 2014, each of Steven G. Crane, the Company’s former Chief Financial Officer, and Scott R. Crawley, the Company’s former President, Global Operations, departed the Company. In December 2013, Alan R. Cormier joined the Company as Senior Vice President and General Counsel. In addition, in connection with the departure of Steven G. Crane as the Company’s Chief Financial Officer, the Board determined that the Company would benefit from additional oversight and direction of the Company’s administrative functions. Accordingly, in May of 2014 the Board asked Glen M. Kassan, a member of our Board, to serve as the Company’s Chief Administrative Officer. The Board also appointed Joseph B. Sherk, the Company’s Corporate Controller, to serve as the Company’s Principal Accounting Officer at that time.

Executive Compensation Objectives

Our executive compensation program is designed to meet the following objectives:

•	Attract and retain executive officers who contribute to our success;

•	Align compensation with our short-term and long-term strategy and goals; and

•	Motivate and reward high levels of performance.

These objectives collectively seek to link compensation to overall Company performance, which helps to ensure that the interests of our executives are aligned with the interests of our stockholders. These objectives serve as guiding principles in compensation program design.

Our compensation philosophy generally is to set our target total compensation (base salary, bonus and long term incentives) at the median for similarly situated individuals at companies we consider to be our peers and competitors for talented individuals such as our executives and within the general industry and geography (as more fully described below under “Benchmarking”). However, we also consider the need to account for factors such as tenure, individual performance, and unique characteristics and criticality of the job to the Company, and, as a result, from time to time and for certain individuals, we will exceed or trail the median target.

As to performance-based compensation, the Compensation Committee believes that one measure of the effectiveness of a variable compensation plan is whether compensation is being earned commensurate with performance and whether goals are set properly to reward desired performance. In years in which the Company did not meet its financial and operational goals, no amounts were earned under our variable cash compensation plans or performance-based equity programs. For fiscal 2014, the Compensation Committee determined that we met the performance criteria relating to the financial goals underlying our variable cash incentive and performance-based equity plans and, as a result, executive officers who were eligible to participate in those plans received bonuses and equity in accordance with the terms of those plans.

Components of Executive Compensation

The principal components of compensation for our Named Executive Officers typically consist of base salary; performance-based annual cash bonus; equity grants of stock options and performance-based restricted stock; limited perquisites; and other benefits. Each component is described in more detail below. As discussed under “Human Resources and Compensation Committee”, the Compensation Committee engages a compensation consultant to assist us in determining these compensation levels and to review our executive compensation programs.

Base Salary

Base salary is the fixed component of an executive’s annual cash compensation and supports our compensation objectives to attract and retain talented executives and adequately compensate and reward them for services rendered during the fiscal year. Changes in base salary are typically considered based on subjective evaluation of individual performance during our annual performance review process which takes place in our fiscal first quarter. Assessment of individual performance includes achievements and performance of the applicable operating unit or function for which the executive is responsible. In addition, from time to time, adjustments are made to base salaries during the fiscal year in light of promotions, added responsibilities or in reaction to changes in the market for an individual possessing the skills and abilities required by our executives.

The Compensation Committee reviewed base salaries during the first quarter of fiscal 2014 and determined that no change in base salary would be made for our Named Executive Officers at that time. Accordingly, the fiscal 2014 base salaries for Mr. Boucher, Crane and Crawley remained unchanged at $550,000, $400,000 and $400,000, respectively. Upon accepting the position of Senior Vice President and General Counsel in December 2013, Mr. Cormier’s initial base salary was set at $275,000. Mr. Kassan’s base salary was set at $400,000 in connection with his appointment as Chief Administrative Officer in May of 2014. The Company also increased Mr. Sherk’s annual base salary from $232,265 to $239,233 in fiscal 2014; however, the increase to Mr. Sherk’s base salary occurred prior to his appointment as Principal Accounting Officer and, accordingly, it was not approved by the Compensation Committee.

Performance-Based Annual Cash Bonus

In most years, the Compensation Committee has established an Executive Management Incentive Plan, or EMIP, which provides cash incentives for our executives. The EMIP supports our compensation objectives by focusing on annual financial and operating results and enabling our target total compensation to remain competitive within the marketplace for executive officers.

Target bonus awards are expressed as a percentage of the base salary paid to the executive officer during that plan year. Typically, the Compensation Committee has selected bonus amounts for the executive officers such that the target total cash compensation approximates the median of comparable positions at our peer companies or the general industry. For fiscal 2014, the target bonuses for our Named Executive Officers were:

Executive Officer*	Target as Percentage of Base Salary (%)
John J. Boucher	100
Joseph B. Sherk	22.5	**
Alan R. Cormier	50
Steven G. Crane	70
Scott R. Crawley	70

*	Mr. Kassan was not eligible to participate in the 2014 EMIP.
**	Following his appointment as Principal Accounting Officer in May 2014, Mr. Sherk’s target bonus was increased from 20% to 30% of his annual base salary. The increase to his fiscal 2014 target was applicable only for the period during which Mr. Sherk served as Principal Accounting Officer and, accordingly, his “net” target for fiscal 2014 was approximately 22.5%.

At target, if earned, the cash bonus for the executive officers would approximate the median relative to the general industry survey discussed below under “Benchmarking”.

For fiscal 2014, the EMIP provided for cash payments to executive officers based on achievement of a mix of corporate financial objectives and individual objectives. Bonus payouts on the financial objectives could range from 0% to 200% of an individual’s target bonus depending on the Company’s actual performance versus the established performance goals. Awards based on achievement of the financial objectives could be further adjusted by application of an Individual Performance Factor to each executive officer’s award.

In early fiscal 2014, the Compensation Committee determined that performance under the EMIP would be measured based on the Company’s performance on Adjusted EBITDA, Value Added Revenue, and Cash Conversion Cycle (the “financial objectives”), each as defined in the EMIP and according to the threshold, target and maximum performance levels set forth below. The 2014 financial objectives were weighted 70% for Adjusted EBITDA, 15% for Value Added Revenue and 15% for Cash Conversion Cycle. In determining the weighting of the financial objectives, the Compensation Committee elected to place greater weight on the Adjusted EBITDA objective to re-emphasize the Company’s focus on driving profitability and efficiency in fiscal 2014, and because it is a key measure used by management to evaluate the operating performance of our core supply chain business. Value Added Revenue, or revenue excluding cost of materials, was selected by the Committee to drive growth of our business revenue and because it served as an effective measure of management’s ability to execute on our annual operating plan. Cash Conversion Cycle, an operational metric, was chosen because it provided a quantitative measurement from which the Compensation Committee was able to assess management’s ability to increase working capital efficiency and improve cash flow.

Under the EMIP, all bonus payments were conditioned on the Company achieving at least the threshold level of performance for Adjusted EBITDA. For Adjusted EBITDA, the EMIP required achievement at 50% of the target before any bonus payment was made, with achievement between the threshold and target subject to a straight line sliding scale. Achievement between the target and maximum for Adjusted EBITDA was subject to certain accelerators that could result in payment to the executive officer of up to 200% of the target. For the Value Added Revenue and Cash Conversion Cycle objectives, bonus payments would be made only if (i) the threshold level of performance for Adjusted EBITDA was met, and (ii) the target level of performance was achieved for the applicable objective. In addition, above target payout on these objectives was tied directly to the accelerator thresholds for Adjusted EBITDA, such that participants could receive additional bonuses (up to a maximum of 200%) on these objectives only if the above target accelerators for Adjusted EBITDA were met.

The following are the “threshold,” “target” and “maximum” levels established for each performance metric (as applicable) for fiscal 2014:

Objective	Threshold		Target	Maximum
Adjusted EBITDA[1]		$20,343,750	$27,125,000		$44,625,000
Value Added Revenue[2]	$	n/a	$271,000,000	$	n/a
Cash Conversion Cycle[3]		n/a	57 Days		n/a

In the Compensation Committee’s view, the objectives established were challenging in that they could be achieved only with substantial effort and improved performance compared with prior year results.

Bonus payouts based on achievement of the financial objectives could be further adjusted upward or downward based on application of an Individual Performance Factor to each award. The President and Chief Executive Officer determined the Individual Performance Factor for each executive officer (except for his own performance factor, which was determined by the Compensation Committee) based on the executive officer’s performance against goals developed with the executive officer at the beginning of the year. Pursuant to the EMIP, application of the Individual Performance Factor could not result in a payment above the 200% stated maximum for an award. For fiscal 2014, the Company used an Individual Performance Factor of 0.5 to 1.5 to adjust the bonus payouts on the financial objectives, such that actual bonus payouts to the executive officer could range from as little as 35% to as much as 200% of the executive’s target bonus amount.

[1]	For purposes of the EMIP, “Adjusted EBITDA” is defined as EBITDA less the impact of restructuring expense, legal and other costs related to our SEC matter, and such other items as may be determined by the Compensation Committee. Our definition of Adjusted EBITDA under the EMIP was similar to the definition of Adjusted EBITDA as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in the 2014 Annual Report, except that Adjusted EBITDA for the EMIP also excluded the impact of certain other items and expenses including: bonuses under the EMIP and MIP plans, certain unbudgeted and other items unrelated to our core supply chain business, and several other items that the Compensation Committee determined were appropriate to exclude. All items excluded from the definition of Adjusted EBITDA under the EMIP were reviewed and approved by the Compensation Committee.
[2]	For purposes of the EMIP, Value Added Revenue is defined as revenue (as reported in our 2014 Annual Report), less costs associated with the purchase and resale of materials.
[3]	For purposes of the EMIP, “Cash Conversion Cycle” is defined as the time span between the Company disbursing cash and collecting cash, as reflected in the following formula: Days Sales Outstanding + Days Inventory Outstanding—Days Payable Outstanding.

In October 2014, the Compensation Committee reviewed our fiscal 2014 performance results and determined that the Company met or exceeded its targets for each of the financial objectives. Specifically, the Compensation Committee determined that the Company (1) met its target for Adjusted EBITDA based on achievement of approximately $27.1 million, (2) exceeded its target for Value Added Revenue based on achievement of approximately $288.7 million, and (3) met its target of 57 days for the Cash Conversion Cycle objective, each as defined under the EMIP. Because the Company did not meet any of the threshold requirements for application of the above target accelerators for Adjusted EBITDA, bonuses on the financial objectives were based on achievement at target for each executive officer. Upon application of the Personal Performance Factor to each executive officer’s award (see below), the actual bonuses earned by our Named Executive Officers in fiscal 2014 were as follows:

Executive Officer	Target Bonus Opportunity	Achievement Based on Corporate Objectives			Personal Performance Factor		Actual FY 2014 Bonus
John J. Boucher	$550,000		$550,000	X	1.0			$550,000
Joseph B. Sherk*	$53,805		$53,805	X	1.0	*		$53,805
Steven G. Crane**	$280,000	$	n/a	X	n/a		$	n/a
Alan R. Cormier	$79,327		$79,327	X	1.0			$79,327
Scott R. Crawley**	$280,000	$	n/a	X	n/a		$	n/a

*	As noted above, Mr. Sherk was not eligible to participate in the EMIP, but was eligible to participate in the Company’s fiscal 2014 Management Incentive Program (or “MIP”) for non-executive officers. Terms of the EMIP and MIP were identical in all material respects, except that the Individual Performance Factor used in connection with the MIP was 0.8 to 1.2.
**	Mr. Crawley forfeited his right to receive a bonus under the EMIP upon his departure from the Company in fiscal 2014. Pursuant to the terms of his Executive Severance Agreement with the Company, Mr. Crane became entitled to receive his fiscal 2014 target bonus as part of his severance pay.

Equity Grants

A key component of our executives’ compensation takes the form of equity grants, including stock options, performance-based stock options, time-based restricted stock and performance-based restricted stock. Our equity incentive awards support our compensation objectives by rewarding achievement of long-term business objectives that benefit our stockholders and help us retain a successful and tenured management team. Our executive compensation program has typically utilized a mix of equity grants to meet these objectives.

For fiscal 2014, the Compensation Committee determined that executive officers would receive a mix of stock options and performance-based restricted stock. For executive officers other than the President and Chief Executive Officer, awards were allocated on a 30% basis to stock options and 70% to performance-based restricted stock. Consistent with the terms outlined in his January 2013 offer letter with the Company, 50% of the President and Chief Executive’s Officer’s annual equity compensation was awarded in the form of stock options and 50% was awarded in the form of performance-based restricted stock.

In determining the size and value of equity awards made during fiscal 2014, we reviewed market and peer group information provided by PM&P. For most of our fiscal 2014 Named Executive Officers, total target equity compensation approximated the 25th percentile of the Market Composite data, while Mr. Boucher’s total target equity compensation approximated the midpoint between the 25th and 50th percentiles of the Market Composite data. All of the targeted values were consistent the Compensation Committee’s targeted objectives for this element of compensation.

Stock options

Our equity program for executive officers has included stock options, with the size and value of awards based on the executive’s position and market compensation data. The Compensation Committee believes that stock options align the interests of our executive officers with those of investors and reward executives for enhancing our stock valuation, and serve as a retention vehicle. As part of the executive officer’s compensation, stock options are generally awarded (i) upon initial hiring, (ii) annually, and (iii) periodically, in the event of promotions, added responsibilities and exemplary performance. The number of shares underlying an option grant is determined relative to market practice and in line with the Company’s goals in relation to setting target total compensation.

In fiscal 2014, the Compensation Committee awarded stock options to Messrs. Boucher, Crane, Crawley and Cormier in amounts of 306,900 shares, 39,700 shares, 41,700 shares and 6,127 shares, respectively. As noted above, the number of shares underlying Mr. Boucher’s stock option award was determined in accordance with the equity award values set forth in his January 2013 offer letter. Mr. Cormier’s stock option award was made in connection with the compensation arrangement he entered into at the commencement of his employment in December 2013. Mr. Sherk also received an annual stock option award of 12,500 shares in fiscal 2014; however, that award was made prior to his appointment as Principal Financial Officer and, as such, was approved in connection with the Company’s annual grant process for non-executive employees. Each of these stock option awards vests with respect to 25% of the shares on the first anniversary of the date of grant and monthly thereafter over the following three years. All of the unvested stock options held by Mr. Crane and Mr. Crawley, including their fiscal 2014 stock options, were forfeited upon their respective departures from the Company.

Performance-Based Stock Options

Our equity program has also periodically utilized performance-based stock options in order to provide an additional incentive for our executive officers to increase stockholder value. In fiscal 2014, we did not award any performance-based stock options to our Named Executive Officers.

Performance-Based Restricted Stock

Another component of the Company’s equity program is granting performance-based restricted stock, pursuant to which executive officers are granted a predetermined number of shares or value of restricted stock in the event that the Company achieves a certain level of financial performance. The Compensation Committee believes that performance-based restricted stock aligns the interests of our executive officers with the interests of investors, rewards the executives for enhancing our stock valuation, and serves as a retention vehicle.

For fiscal 2014, the Compensation Committee established the 2014 Performance-Based Restricted Stock Bonus Plan (the “Performance-Based Stock Plan”) for our executive officers. Awards of restricted shares under the Performance-Based Stock Plan were based solely on the Company’s fiscal 2014 performance relating to Adjusted EBITDA and were subject to the same threshold, target and maximum performance levels for Adjusted EBITDA as the 2014 EMIP. Accordingly, awards would be made under the Performance-Based Stock Plan only if a minimum level of Adjusted EBITDA was achieved, with achievement between the minimum and target resulting in awards on a straight line sliding scale, and achievement between the target and maximum subject to the same accelerators for Adjusted EBITDA as in the EMIP. Under the Performance-Based Stock Plan, therefore, actual awards of restricted stock to executives could range from 50% to 200% of the executive officer’s target award.

The targeted values of awards for our Named Executive Officers under the Performance-Based Stock Plan for fiscal 2014 were as follows:

	Target Value of Shares
Name*	50% Level	100% Level	200% Level
John J. Boucher	$300,000	$600,000	$1,200,000
Steven G. Crane	$90,500	$181,000	$362,000
Alan R. Cormier	$19,250	$38,500	$77,000
Scott R. Crawley	$95,100	$190,200	$380,400

*	Mr. Kassan and Mr. Sherk were not eligible to participate in the 2014 Performance-Based Stock Plan.

The targeted value of the performance-based stock awards was determined relative to market practice and in line with the Company’s goal regarding annual equity compensation for each executive officer.

Awards under the plan would be made, if at all, on the third business day following the day the Company publicly releases its financial results for the fiscal year ending July 31, 2014. Any awards of restricted shares under the Performance-Based Stock Plan vest in three equal installments on the first, second and third anniversaries of the date of issuance provided the recipient remains employed by the Company, or a subsidiary of the Company, on the applicable vesting date.

The Compensation Committee determined that the Company met its fiscal 2014 target for Adjusted EBITDA and, accordingly, on October [    ], 2014 each of Mr. Boucher and Mr. Cormier were issued shares of restricted stock at the target level of performance, with Mr. Boucher receiving [            ] shares of restricted stock and Mr. Cormier receiving [            ] shares of restricted stock. Mr. Crane and Mr. Crawley forfeited their right to receive any performance shares under the plan as a result of their departures from the Company in fiscal 2014.

Restricted Shares

The Compensation Committee may, from time to time, award shares of restricted stock to executive officers coincident with the commencement of employment or in recognition of a promotion, added responsibilities, exemplary performance, to address market factors or to serve as a means to retain and motivate management. During fiscal 2014, the Compensation Committee did not award any time-based vesting restricted stock to the Named Executive Officers. Prior to his appointment as Chief Administrative Officer in May 2014, Mr. Kassan received a restricted stock award in connection with his service as a non-employee director of the Company.

Perquisites and other benefits

The Compensation Committee believes that the perquisites provided to our executive officers are reasonable and modest compared to the general market. To the extent we offer any perquisites, we do so in order to be competitive with the market. Each of the Named Executive Officers receives an automobile allowance (except Mr. Kassan) as a term of his employment, is eligible to receive enhanced long-term disability benefits (subject to a minimum base salary) and 401(k) matching benefits consistent with those offered to all other participating employees.

From time to time, we have awarded discretionary cash bonuses based on, for example, exemplary performance or the assumption of additional responsibilities. None of our Named Executive Officers was awarded a discretionary cash bonus in fiscal 2014.

Assessment of risk

The Compensation Committee believes that our compensation policies and practices motivate our employees to achieve our corporate objectives and to remain with our Company while avoiding unreasonable risk taking, and that our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Company. We believe we have allocated our compensation among base salary and incentive compensation target opportunities in such a way as to not encourage excessive risk taking. In addition, we believe our approach to goal setting, and our bonus plan design that provides for payouts at various levels of performance, further aligns employee and stockholder interests. Also, the multi-year vesting of our equity awards and our share ownership guidelines encourage our employees to have a long-term perspective.

Benchmarking

The Compensation Committee reviews executive compensation relative to marketplace norms on a regular basis and historically has followed a practice of refreshing this data every two years. Due to budgetary concerns and turnover in our executive staff in recent years, the Compensation Committee has not conducted a comprehensive review of executive compensation since the first quarter of fiscal 2012 (the “FY12 Review”). In conducting reviews of executive compensation in the years since fiscal 2012, the Compensation Committee has relied primarily on the market data from the FY12 Review to evaluate the market competitiveness of our executive compensation.

For the years included in the Summary Compensation Table, the Compensation Committee has used Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant on compensation matters pertaining to our executives, as discussed below. In PM&P’s FY12 Review of compensation, the Compensation Committee evaluated the competitiveness of our total target compensation relative to two data sources. One data source, which we refer to as our fiscal 2012 custom peer group (the “FY12 Custom Peer Group”), consists of companies within the Information Technology Services and Supply Chain Management Services sectors having generally similar revenues and asset size as compared to the Company. The companies in the FY12 Custom Peer Group were:

•	Brightpoint, Inc.;

•	CIBER Inc.;

•	Computer Task Group, Inc.;

•	CTS Corporation;

•	Digital River, Inc.;

•	Forward Air Corporation;

•	GSI Commerce, Inc.;

•	Hub Group, Inc.;

•	Pacer International, Inc.;

•	PC Connection, Inc.;

•	PFSweb, Inc.; and

•	ScanSource Incorporated.

In recognition that the Company had evolved in recent years with respect to its business model and size, the Compensation Committee commissioned a comprehensive study of potential executive compensation peers in 2011. With the assistance of PM&P, we identified potential peers using a rules-based process that considered industry, size with respect to revenues, employees, assets, financial and operating characteristics, including operating leverage and EBITDA margin, as well as customer base and end markets served. We developed the FY12 Custom Peer Group by considering companies identified during such process. The resulting FY12 Custom Peer Group reflects the Company’s evolution to a supply chain management services model. In general, the FY12 Custom Peer Group includes companies more likely to serve enterprise-level customers and operate in lower margin businesses. Following the process of determining the FY12 Custom Peer Group, we concluded that FY12 Custom Peer Group data of a reliable sample size was only available for our Chief Executive Officer, Chief Financial Officer, Executive Vice President, General Counsel and Secretary and President, Global Operations positions. Accordingly, only those four positions were compared with the FY12 Custom Peer Group during fiscal years 2012 through 2014.

The second data source that we used as part of the FY12 Review was market survey data developed by national compensation consulting firms and summarized for the Compensation Committee by PM&P. These surveys (the Pearl Meyer & Partners Executive and Senior Management Total Compensation Survey and Mercer’s US Executive Benchmark Database) reflect a broader industry reference than our Custom Peer Group. Only revenue size appropriate cuts of data were considered. Since inclusion in this second group was based solely on revenue size and participation in one or both of these surveys, the Compensation Committee is not aware of the names of the specific companies included. PM&P blended this general industry group data with data from the FY12 Custom Peer Group as available to form a “Market Composite” used as a comparison for the executive officer positions identified above.

Relative to the Market Composite, upon application we found that our fiscal 2014 total target compensation for the positions of President and Chief Executive Officer, Chief Financial Officer and President, Global Operations generally approximated the Market Composite medians for those positions.

Following the Compensation Committee’s annual review of executive compensation in early fiscal 2014, the Committee, at the recommendation of PM&P, made certain adjustments to the FY12 Custom Peer Group in connection with its review of new hire pay practices for certain executive officer positions in fiscal 2014 (the “FY14 New Hire Reviews”). The changes reflected that two companies from the FY12 Custom Peer Group had been acquired (Brightpoint, Inc. and GSI Commerce, Inc.) and a determination by the Company that two other former peers’ size and/or business was sufficiently different from that of the Company (HUB Group, Inc. and ScanSource, Inc.) so that they were no longer considered a peer for compensation comparison purposes. To replace those companies, the Compensation Committee followed the same rules-based process that was used to determine the FY12 Custom Peer Group, and determined it would be appropriate to add Echo Global Logistics, Inc., ePlus, Inc., Multi-Fineline Electronics, Inc. and Plexus Corp. to our peer group. The other data source that was used in connection with the FY14 New Hire Reviews were market surveys from two sources, the Radford Global Technology Survey and the Towers Watson

General Industry Top Management Compensation Survey. In conducting the FY14 New Hire Reviews, the Compensation Committee consulted both the peer group and survey data (the “2014 Market Data”) to assess the competitiveness of compensation packages offered to executive officer candidates.

Among our fiscal 2014 Named Executive Officers, only the position of Senior Vice President, General Counsel was compared to the 2014 market data. The fiscal 2014 target total compensation for the position of Senior Vice President, General Counsel was between the 25th and 50th percentiles of the 2014 Market Data.

Tally Sheets

The Compensation Committee reviews all components of compensation for the Named Executive Officers, including salary, bonus, current value of all stock options and restricted shares outstanding, the dollar value and cost to us of all perquisites and benefits and the actual projected payout obligations under potential termination, severance and change-in-control scenarios. Tally sheets detailing the above components and scenarios with their respective dollar amounts are prepared by management for our Named Executive Officers and other executives and reviewed by the Compensation Committee at least annually. The Compensation Committee believes, based on this review, that the compensation of the Named Executive Officers is reasonable. In addition, the Compensation Committee believes that the differences between the compensation of our President and Chief Executive Officer and that of our other Named Executive Officers are appropriate based on similar differences found in the market data.

President and Chief Executive Officer Compensation Decisions

In connection with the appointment of Mr. Boucher as President and Chief Executive Officer of the Company in January 2013, the Compensation Committee engaged PM&P to assist it with constructing a market competitive and attractive compensation package for Mr. Boucher. For fiscal 2013, this package consisted of base salary, the potential for a pro-rated bonus for fiscal 2013 (with a portion of the bonus guaranteed), time-based stock options, performance-based stock options, restricted shares, and an executive severance agreement. Mr. Boucher’s January 2013 offer letter also outlined the general terms of his fiscal 2014 compensation and, as a result, the Compensation Committee did not make any adjustments to Mr. Boucher’s target total compensation for fiscal 2014. Accordingly, for fiscal 2014 Mr. Boucher’s salary remained unchanged at $550,000 and his annual target bonus was set at 100% of his base salary. Mr. Boucher was also awarded annual equity compensation in fiscal 2014 with a target grant date fair value of $1,200,000, half of which was awarded in the form of stock options and the other half in the form of performance-based restricted stock.

Input from Management

During fiscal 2014, our Senior Vice President, Chief Human Resources Officer provided information and recommendations regarding our executive compensation program to our Compensation Committee, as is described in the “Human Resources and Compensation Committee” section above. In addition, in determining the performance criteria and compensation of our executive officers, the Compensation Committee generally takes into account the recommendations of our President and Chief Executive Officer (except as they relate to his own compensation). Typically, our President and Chief Executive Officer will make these recommendations based on his assessment of each executive officer’s individual performance as well as his knowledge of each executive officer’s job responsibilities, seniority, expected contributions, and his understanding of the competitive market for such executives. Our President and Chief Executive Officer may also attend meetings of the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation. All decisions with respect to the President and Chief Executive Officer’s compensation are made by the Compensation Committee, all of the members of which are independent members of the Board.

Related Policies and Considerations

Employment, Termination of Employment and Change-In-Control Agreements

Each of our executive officers is an employee-at-will, meaning that his employment may be terminated at any time and for any reason. We have entered into severance benefit agreements with each of our Named Executive Officers (other than Mr. Kassan), which are described under the heading “Potential Payments Upon Termination or Change-in-Control”. The

Compensation Committee believes that the severance benefits we offer to our executives are competitive with similarly situated individuals and companies. With respect to termination of employment absent a change-in-control, we believe that the benefits we offer are in line with the markets in which we compete, and we offer these benefits to attract and retain our executives. These benefits were enhanced in late fiscal 2012, for certain executives, to include a payment equal to such individual’s target bonus as part our retention efforts. Regarding change-in-control benefits, we have structured these benefits as a “double trigger”, meaning that the benefits are only paid in the event of, first, a change-in-control transaction, and second, the loss of employment within one year after the transaction. We decided to offer these benefits in order to provide an incentive for our executives to remain in our employ in the event of such a transaction.

Stock Ownership Guidelines

The Compensation Committee believes that it is appropriate for the executive officers to hold equity in the Company. Under our stock ownership guidelines, the Chief Executive Officer’s ownership requirement is set at three times his annual salary and other executive officers’ ownership requirement is set at two times their respective annual salaries. All individuals will have five years from the later of the adoption of the guidelines or his or her first appointment as an executive officer to reach these ownership levels. In computing the amounts owned, the Company will consider the value of shares owned outright, unvested restricted stock held by the individual, and in-the-money vested options. Compliance is measured at the end of each calendar year.

Tax and Accounting Implications

Under Section 162(m) of the Internal Revenue Code, certain executive compensation in excess of $1 million paid to certain officers of a public company is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to our executive officers while maintaining compensation programs that support attraction and retention of key executives.

Stock options awarded to executive officers under our stock option plans, which were approved by stockholders, and shares of restricted stock awarded under our performance-based restricted stock program are performance-based and are potentially deductible for us. Restricted stock awards that are not performance-based do not qualify for the performance-based exception to Section 162(m) of the Internal Revenue Code, but the Compensation Committee believes that the retention benefit derived outweighs any tax benefit that might otherwise be obtained.

The compensation that we pay to the Named Executive Officers is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. We account for stock-based compensation in accordance with the requirements of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) (formerly Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”).

Compensation Committee Report

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Anthony Bergamo

Jeffrey J. Fenton, Chair

Philip E. Lengyel

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the fiscal 2014, fiscal 2013 and fiscal 2012 compensation of our current President and Chief Executive Officer, our current Corporate Controller and Principal Accounting Officer, our former Chief Financial Officer, our two other most highly compensated executive officers of the Company who were serving as executive officers on July 31, 2014, and one other individual who would have been one of the three other most highly compensated executive officers of the Company but for the fact he was not serving as an executive officer on July 31, 2014. Collectively, we refer to all of these individuals as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)		Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)		Total ($)
John J. Boucher	2014	550,000	—	600,288		576,972	550,000	22,149	(6)	2,299,409
President and Chief Executive Officer	2013	264,423	187,500	169,000		1,371,840	—	8,115		2,000,878

Joseph B. Sherk	2014	236,821	—	—		23,500	53,805	3,947		318,073
Corporate Controller(7)

Steven G. Crane	2014	316,923	—	181,376		74,636	—	702,749	(9)	1,265,684
Former Chief Financial Officer(8)	2013	400,000	440,000	—		226,500	—	15,634		1,082,134
	2012	400,000	—	118,311		117,196	—	16,478		651,985

Alan R. Cormier	2014	158,654	—	38,964		15,808	79,327	9,750	(10)	302,503
Senior Vice President, General Counsel

Glen M. Kassan	2014	86,154	—	79,998	(12)	—	—	308		166,460
Chief Administrative Officer(11)

Scott R. Crawley	2014	281,539	—	190,528		78,396	—	37,656	(14)	588,119
Former President, Global Operations(13)	2013	394,231	262,500	—		297,300	—	49,646		1,003,677
	2012	322,268	70,000	169,500		158,900	—	45,806		766,124

(1)	The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executed Officers during fiscal 2014, fiscal 2013 and fiscal 2012. The ASC 718 fair value amount as of the grant date for stock awards and stock options generally is spread over the number of months of service required for the grant to vest. An explanation of the vesting of restricted stock and options awards, as well as the methodology for performance-based restricted stock payouts, is discussed in the footnotes to the “Grants of Plan-Based Awards for Fiscal 2014” and “Outstanding Equity Awards at 2014 Fiscal Year End” tables below.
(2)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718 for restricted stock and performance-based restricted stock awards granted to the Named Executive Officers. The fair value of these awards is based on the closing price of our Common Stock on the grant date and, for performance-based stock awards, is calculated at the target share payout as of the grant date (November 5, 2013).
(3)	The fair value of each stock option award is estimated as of the date of grant using a binomial-lattice valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock options awards is included in Note 2 to Consolidated Financial Statements in the 2014 Annual Report.
(4)	Represents amounts earned under the Company’s fiscal 2014 and 2012 Executive Management Incentive Plan, as applicable. In fiscal 2013, the Company did not establish an Executive Management Incentive Plan.
(5)	Amounts set forth in this column represent employer 401(k) plan matching cash contributions, in addition to the other items noted in the applicable footnote.
(6)	Includes $12,000 automobile allowance and $3,259 in supplemental insurance premiums.
(7)	Mr. Sherk was also appointed Principal Accounting Officer on May 2, 2014.

(8)	Mr. Crane’s employment with the Company ceased on April 30, 2014; therefore Mr. Crane forfeited his right to any future possible payout under the 2014 EMIP or the 2014 Performance-Based Stock Plan, and all unvested stock options held by Mr. Crane were immediately cancelled.
(9)	Includes $680,000 in separation payments, $9,000 automobile allowance, $7,692 of unused vacation, and $1,782 in supplemental insurance premiums.
(10)	Includes $7,000 automobile allowance.
(11)	Mr. Kassan was appointed Chief Administrative Officer of the Company on May 2, 2014.
(12)	Restricted stock award was granted in January 2014 to Mr. Kassan while he was serving as a non-employee director of the Company.
(13)	Mr. Crawley’s employment with the Company ceased on April 2, 2014; therefore Mr. Crawley forfeited his right to any future possible payout under the 2014 EMIP or the 2014 Performance-Based Stock Plan, and all unvested stock options held by Mr. Crawley were immediately cancelled.
(14)	Includes $8,000 automobile allowance, $2,038 in supplemental insurance premiums, and $23,077 of unused vacation.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2014

The following table sets forth summary information regarding grants of plan-based awards made to the Named Executive Officers in fiscal 2014.

Name	Grant Date	Committee/ Board Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)*		All Other Option Awards: Number of Securities Underlying Options (#)(3)*	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
John J. Boucher	(5)	(5)	192,500		550,000		1,100,000		—	—	—	—		—	—	—
	11/5/2013	11/5/2013	—		—		—		72,150	144,300	288,600	—		—	—	600,288
	11/5/2013	11/5/2013	—		—		—		—	—	—	—		306,900	4.16	576,972
Joseph B. Sherk	(5)	(5)	18,832		53,805		107,610		—	—	—	—		—	—	—
	11/5/2013	11/5/2013	—		—		—		—	—	—	—		12,500	4.16	23,500
Steven G. Crane(6)	(5)	(5)	98,000		280,000		560,000		—	—	—	—		—	—	—
	11/5/2013	11/5/2013	—		—		—		21,800	43,600	87,200	—		—	—	181,376
	11/5/2013	11/5/2013	—		—		—		—	—	—	—		39,700	4.16	74,636
Alan R. Cormier	(5)	(5)	27,764	(7)	79,327	(7)	158,654	(7)	—	—	—	—		—	—	—
	12/23/2013	12/11/2013	—		—		—		3,400	6,800	13,600	—		—	—	38,964
	12/23/2013	12/11/2013	—		—		—		—	—	—	—		6,127	5.73	15,808
Glen M. Kassan	1/2/2014	1/2/2014	—		—		—		—	—	—	14,311	(8)	—	—	79,998
Scott R. Crawley(9)	(5)	(5)	98,000		280,000		560,000		—	—	—	—		—	—	—
	11/5/2013	11/5/2013	—		—		—		22,900	45,800	91,600	—		—	—	190,528
	11/5/2013	11/5/2013	—		—		—		—	—	—	—		41,700	4.16	78,396

*	All equity awards to the Named Executive Officers during fiscal 2014 were made pursuant to the 2010 Incentive Award Plan.
(1)	Non-equity awards were to be made pursuant to the 2014 EMIP. In November 2013, the Compensation Committee established the performance objectives for fiscal 2014, as well as the threshold, target and maximum payment levels applicable to each objective. For the Adjusted EBITDA objective, the EMIP required achievement at 50% of the target before any bonus payment was made, with achievement between the threshold and target subject to a straight line sliding scale. Achievement between the target and maximum for Adjusted EBITDA was subject to certain accelerators that could result in a payment to the executive of up to 200% of the target. For the Value Added Revenue and Cash Conversion Cycle objectives, bonus payments could be made only if (1) the threshold level of performance for Adjusted EBITDA was met and (2) the target level of performance was achieved for the applicable objective. Above target payout on these objectives was tied directly to the accelerator thresholds for Adjusted EBITDA, such that participants could receive additional bonuses (up to a maximum of 200%) on these objectives only if the above target accelerators for Adjusted EBITDA were met.

In addition, pursuant to the EMIP, bonus payouts based on actual achievement of the financial objectives could be adjusted upward or downward based on application of an Individual Performance Factor to each award, provided that application of the performance factor could not result in a bonus payment above the stated 200% maximum. For fiscal 2014, the Company used an Individual Performance Factor of 0.5 to 1.5 to adjust the bonus payouts on the financial objectives, such that actual bonus payouts to each executive officer could range from as little as 35% to as much as 200% of the executive officer’s target bonus amount.

Actual awards received under the fiscal 2014 EMIP were $550,000 for Mr. Boucher, $79,327 for Mr. Cormier, and $53,805 for Mr. Sherk. See “Compensation Discussion and Analysis” for a discussion of the EMIP.

(2)	The amounts shown reflect the dollar value of potential shares of performance-based restricted stock to be issued subject to satisfaction of performance conditions relating to Adjusted EBITDA (as defined in the 2014 EMIP). Threshold achievement payout was 50% of the target and maximum achievement payout was 200% of target. Performance below the threshold level resulted in no payout.

For fiscal 2014, the Compensation Committee determined that the Adjusted EBITDA target was achieved and, accordingly, performance-based restricted shares were issued in amounts of [        ] to Mr. Boucher and [        ] to Mr. Cormier. See “Compensation Discussion and Analysis” for a discussion of the Plan.

(3)	Unless otherwise noted, stock option awards vest as to 25% on the first anniversary of the date of grant and as to 1/48th of the shares on each monthly anniversary thereafter, provided that the recipient remains employed by the Company or one of its subsidiaries on each such date. The vesting and exercisability of the options is accelerated under certain circumstances. See “Potential Payments Upon Termination or Change-in-Control” below.
(4)	The grant date fair value of “All other Stock Awards” is computed based on a value per share of $5.59 on January 2, 2014 for Mr. Kassan. The grant date fair value of “All Other Option Awards” is computed based on a value per share of (i) $4.16 on November 5, 2013 for Messrs. Boucher, Sherk, Crane and Crawley, and (ii) $5.73 on December 23, 2013 for the option to purchase 6,127 shares granted to Mr. Cormier. The grant date fair value of the performance-based shares of restricted stock is based on a value per share of (i) $4.16 on November 5, 2013 for Messrs. Boucher, Crane and Crawley and (ii) $5.73 on December 23, 2013 for Mr. Cormier, and reflects the target number of shares for the award. The maximum grant date fair value for the performance-based stock awards is $1,200,576 for Mr. Boucher, $362,752 for Mr. Crane, $77,928 for Mr. Cormier and $381,056 for Mr. Crawley. All per share amounts are computed in accordance with ASC 718.
(5)	The Compensation Committee approved the target bonus percentages for each of Messrs. Boucher, Crane and Crawley on November 5, 2013. Mr. Cormier’s target bonus percentage was approved by the Compensation Committee on December 11, 2013 in connection with the Company’s offer of employment to Mr. Cormier. Mr. Sherk’s initial target bonus for fiscal 2014 was not approved by the Compensation Committee because he was not serving as an executive officer as of November 5, 2013, which is the date on which the Compensation Committee approved the terms of the EMIP.
(6)	Mr. Crane’s employment with the Company ceased on April 30, 2014; therefore Mr. Crane forfeited his right to any future possible payout under the 2014 EMIP or the 2014 Performance-Based Stock Plan, and all unvested stock options held by Mr. Crane were immediately cancelled.
(7)	In accordance with the terms of Mr. Cormier’s December 2013 offer letter, Mr. Cormier’s fiscal 2014 cash incentive bonus was to be prorated based on the portion of fiscal year 2014 during which he was employed. The threshold, target and maximum amounts included in the table above have been adjusted to reflect the proration. On an annualized basis, the threshold, target and maximum amounts for Mr. Cormier’s fiscal 2014 cash incentive plan award would have been $48,125, $137,500 and $275,000, respectively.
(8)	Restricted stock award was granted on January 2, 2014 to Mr. Kassan while he was serving as a non-employee director of the Company. The award vests in full on the first anniversary of the date of grant, provided that Mr. Kassan continues to serve as a director on such date.
(9)	Mr. Crawley’s employment with the Company ceased on April 2, 2014; therefore, Mr. Crawley forfeited his right to any future possible payout under the 2014 EMIP or the 2014 Performance-Based Stock Plan, and all unvested stock options held by Mr. Crawley were immediately cancelled.

Employment Arrangements of Named Executive Officers

We do not have agreements with any of the Named Executive Officers which guarantee employment for a set term and, accordingly, all of the Named Executive Officers are employees at will. We have entered into certain severance agreements with our Named Executive Officers, as discussed in “Potential Payments Upon Termination or Change-in-Control.”

John J. Boucher

John J. Boucher became the President and Chief Executive Officer of the Company on January 28, 2013. In connection therewith, the Company and Mr. Boucher executed an employment offer letter on January 14, 2013 (the “Boucher Offer Letter”), which provides for the employment of Mr. Boucher at an annualized base salary of $550,000. Mr. Boucher is also eligible for an annual cash bonus, with a target bonus equal to 100% of his base salary. Pursuant to the Boucher Offer Letter, on March 12, 2013 Mr. Boucher was granted two stock options. One award was an option to purchase up to 356,455 shares of the Company’s Common Stock at an exercise price equal to $3.38 per share (the “Standard Option”). The Standard Option has a seven-year term and vests and becomes exercisable as to 25% of the total number of shares subject to the Standard Option on the first anniversary of the grant date and as to 1/48th of the shares subject to the Standard Option on each monthly anniversary date of the grant date starting on the 13th monthly anniversary date, so that the Standard Option becomes fully vested and exercisable on the fourth anniversary of the grant date. The second award was an option to purchase up to 483,122 shares of the Company’s Common Stock at an exercise price equal to $3.38 per share (the “Performance Option”). The Performance Option has a seven-year term and vests and becomes exercisable as to 20% of the total number of shares subject to the Performance Option on each of the first five anniversaries of the grant date, subject to a minimum average share price being achieved as of each such vesting date (the “Price Performance Threshold”), which shall be $5.07, $6.76, $8.45, $10.14 and $11.83, respectively. If the specified minimum average share price for the applicable anniversary date is not achieved, then the 20% of the total number of shares subject to the Performance Option shall not vest and become exercisable but may vest on a subsequent anniversary date if the minimum average share price related to the earlier anniversary date is achieved or exceeded on a subsequent anniversary date. In addition, on March 12, 2013, Mr. Boucher was awarded 50,000 restricted shares of the Company’s Common Stock. Such restricted shares will vest on the third anniversary of the grant date.

Pursuant to the Boucher Offer Letter, beginning in fiscal 2014, Mr. Boucher became eligible for annual equity based compensation awards with a target grant date fair value of $1,200,000, with 50% to be awarded in stock options and 50% awarded in the form of performance-based restricted stock. Mr. Boucher also became eligible to participate in the Company’s EMIP for fiscal 2014, with a target bonus equal to 100% of his annual base salary.

On Mr. Boucher’s first day of employment, the Company and Mr. Boucher entered into an Executive Severance Agreement, described in “Potential Payments Upon Termination or Change-in-Control” below.

Alan R. Cormier

Mr. Cormier became Senior Vice President and General Counsel of the Company on December 23, 2013. In connection therewith, the Company and Mr. Cormier executed an employment offer letter on December 5, 2013 (the “Cormier Offer Letter”), which provides for the employment of Mr. Cormier at an annualized base salary of $275,000. Mr. Cormier is also eligible for an annual cash bonus, with a target bonus equal to 50% of his base salary (prorated based on the period of time he was employed in fiscal 2014). Pursuant to the Cormier Offer Letter, on December 23, 2014, Mr. Cormier was granted a stock option with a grant date fair value of $16,500, and became eligible for a performance based restricted stock award with a target value of $38,500. The stock option has a seven-year term and vests and becomes exercisable as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and as to 1/48th of the shares subject to the option on each monthly anniversary date of the grant date starting on the 13th monthly anniversary date, so that the option becomes fully vested and exercisable on the fourth anniversary of the grant date. The performance based restricted stock award was granted in accordance with the terms of the Company’s 2014 Performance-Based Stock Plan.

On Mr. Cormier’s first day of employment, the Company and Mr. Cormier entered into an Executive Severance Agreement, described in “Potential Payments Upon Termination or Change-in-Control” below.

Glen M. Kassan

Mr. Kassan was appointed to serve as the Company’s Chief Administrative Officer on May 2, 2014. In connection therewith, the Company and Mr. Kassan executed an employment offer letter on that same date, which provides for the employment of Mr. Kassan at an annualized base salary of $400,000.

Steven G. Crane

On April 30, 2014, Mr. Crane’s employment with the Company ceased. Pursuant to the terms of his Executive Severance Agreement, as entered into in July 2007 and amended on September 28, 2010 and June 12, 2012, Mr. Crane became entitled to severance payments totaling $680,000 to be paid in equal installments over twelve months, which represents his annual base salary and target bonus at the time of his departure.

Scott R. Crawley

On April 2, 2014, Mr. Crawley’s employment with the Company ceased. Mr. Crawley at the time of his departure was a party to a severance agreement with the Company, however, the Company determined that Mr. Crawley is not entitled to any separation benefits under that agreement.

Other Named Executive Officers

We entered into employment offer letters with each of our other Named Executive Officers when they commenced their employment. These letters generally set forth initial base salary, target bonus and other compensatory matters, such as initial equity grants.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

The following table sets forth summary information regarding the outstanding equity awards granted to each of the Named Executive Officers as of the end of fiscal 2014.

			Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: number of securities underlying unexercised unearned option (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John J. Boucher	118,817		237,638	(2)	—		3.38	3/12/2020	50,000	(4)	186,500		—	—
	96,624	(3)	—		386,498	(3)	3.38	3/12/2020	[	](5)	[	]	—	—
	0		306,900	(2)	—		4.16	11/5/2020	—		—		—	—
Joseph B. Sherk	5,000		0		—		14.35	12/9/2014	334		1,246		—	—
	2,500		0		—		5.56	10/31/2015	—		—		—	—
	2,500		0		—		8.22	10/31/2016	—		—		—	—
	2,749		251	(6)	—		6.58	10/31/2017	—		—		—	—
	895		105	(7)	—		7.00	12/22/2017	—		—		—	—
	2,499		1,251	(8)	—		4.29	11/22/2018	—		—		—	—
	7,500		7,500	(9)	—		3.38	3/12/2020	—		—		—	—
	0		12,500	(10)	—		4.16	11/5/2020	—		—		—	—
Steven G. Crane(11)	n/a		n/a		n/a		n/a	n/a	n/a		n/a		n/a	n/a
Alan R. Cormier	0		6,127	(12)	—		5.73	12/23/2020	[	](13)	[	]	—	—
Glen M. Kassan	—		—		—		—	—	14,311	(14)	53,380		—	—
Scott R. Crawley(15)	n/a		n/a		n/a		n/a	n/a	n/a		n/a		n/a	n/a

*	References to approximate share totals in the footnotes below relate to vesting schedules which may vary from time to time in order to account for rounding.
(1)	Based on the fair market value of our Common Stock on 7/31/2014 ($3.73 per share).
(2)	Stock option awards vest as to 25% on the first anniversary of the date of grant and as to 1/48th of the shares on each monthly anniversary thereafter, provided that Mr. Boucher remains employed by the Company or one of its subsidiaries on each such date. The vesting and exercisability of the options is accelerated under certain circumstances. See “Potential Payments Upon Termination or Change-in-Control” below.
(3)	Stock option vesting with respect to approximately 96,624 shares on each of 3/12/15, 3/12/16, 3/12/17 and 3/12/18 subject to a minimum average share price being achieved on each vesting date, which shall be $6.76, $8.45, $10.14 and $11.83, respectively. If the specified minimum average share price for the applicable anniversary date is not achieved, the applicable shares shall not vest and become exercisable but may vest on a subsequent anniversary date if the minimum average share price related to the earlier anniversary date is achieved or exceeded on a subsequent anniversary date.
(4)	Restricted stock award vests on the third anniversary of the date of grant, provided that Mr. Boucher remains employed by the Company or one of its subsidiaries on each such date. The vesting of this restricted stock award is accelerated under certain circumstances. See “Potential Payments Upon Termination or Change-in-Control” below.
(5)	Represents [ ] shares issued on October [ ], 2014 under the 2014 Performance-Based Stock Plan. This award vests in three equal installments beginning on October [ ], 2015 and ending on October [ ], 2017, provided that Mr. Boucher remains employed by the Company or one of its subsidiaries on each such date
(6)	Stock option vesting with respect to approximately 62 shares each month beginning on 8/1/2014 and ending on 11/1/2014.
(7)	Stock option vesting with respect to approximately 21 shares each month beginning on 8/22/2014 and ending on 12/22/2014.
(8)	Stock option vesting with respect to approximately 78 shares each month beginning on 8/22/14 and ending on 5/22/2015.

(9)	Stock option vesting with respect to 7,500 shares on 3/12/2015.
(10)	Stock option award vests as to 25% on 11/5/2014 and as to 1/48th of the shares on each monthly anniversary thereafter.
(11)	Mr. Crane’s employment with the Company ceased on April 30, 2014.
(12)	Stock option award vests as to 25% on 12/23/2014 and as to 1/48th of the shares on each monthly anniversary thereafter.
(13)	Represents [ ] shares issued on October [ ], 2014 under the 2014 Performance-Based Stock Plan. This award vests in three equal installments beginning on October [ ], 2014 and ending on October [ ], 2017, provided that Mr. Cormier remains employed by the Company or one of its subsidiaries on each such date
(14)	This restricted stock award was received in connection with Mr. Kassan’s service as a non-employee director of the Company, and vests one year from the date of grant.
(15)	Mr. Crawley’s employment with the Company ceased on April 2, 2014.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2014

The following table summarizes exercises of stock options and vesting of stock awards for each of the Named Executive Officers during fiscal 2014.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
John J. Boucher	—		—	0		0
Joseph B. Sherk	—		—	333		1,392
Steven G. Crane	120,595	(2)	35,978	10,178		28,193
Alan R. Cormier	—		—	—		—
Glen M. Kassan	—		—	23,006	(3)	128,604
Scott R. Crawley	75,000	(4)	36,750	—		—

(1)	Represents the fair market value of the stock award on the date of vesting.
(2)	Reflects exercises that occurred between May 20, 2014 and May 23, 2014 at exercise prices ranging from $3.63 to $3.84 per share.
(3)	Reflects vesting of a restricted stock award received by Mr. Kassan for his service as a non-employee director of the Company.
(4)	Reflects exercises that occurred on May 2, 2014, each at an exercise price of $3.87 per share.

Potential Payments Upon Termination or Change-in-Control

We have entered into agreements with each of our Named Executive Officers that provide for benefits in the event of termination of employment. These benefits vary based on whether the termination occurs before or within one year following a change in control of the Company.

John J. Boucher

Mr. Boucher is party to an Executive Severance Agreement entered into in January 2013, which provides that should the Company terminate his employment without Cause, as defined in the Executive Severance Agreement, or should Mr. Boucher terminate his employment for Good Reason, as defined in the Executive Severance Agreement, he will be eligible to receive (i) severance in an amount equal to 12 months of his annualized base salary, (ii) his target bonus for the year of termination and (iii) reimbursement for his COBRA payments (over and above his normal contribution toward his benefits) for 12 months. In addition, in the event the Company undergoes a Change of Control, as defined in the Executive Severance Agreement, during Mr. Boucher’s employment, and within one year after such Change of Control Mr. Boucher’s employment is terminated by the Company without Cause or by Mr. Boucher for Good Reason, he will be entitled to receive severance equal to 2 times the sum of his annualized base salary plus his annual target bonus, and (x) the Standard Option and all annual option awards shall be fully vested and exercisable, (y) the Performance Option shall vest 20% for each Price Performance Threshold which has been met at the time of the Change of Control, and (z) all restricted stock subject to time-based vesting shall be free of restriction and any performance-based restricted stock will vest pro rata based on the proportion of the performance period completed through the termination date, and at the target performance level. In addition, in such circumstance, Mr. Boucher will be reimbursed for his COBRA payments (over and above his normal contribution toward his benefits) for the maximum amount of time that he elects COBRA benefits, not to exceed 24 months.

Alan R. Cormier

Mr. Cormier is party to an agreement entered into with him in December 2013, which provides that in the event Mr. Cormier’s employment is terminated by the Company without Cause or by Mr. Cormier for Good Reason, then Mr. Cormier will receive 6 months of continued base salary.

Joseph B. Sherk

Mr. Sherk is party to an agreement entered into with him in February 2012, which provides that in the event Mr. Sherk’s employment is terminated by the Company without Cause, then Mr. Sherk will receive 12 months of continued base salary.

Steven G. Crane and Scott R. Crawley

Messrs. Crane and Crawley have each ended their employment with the Company, effective as of April 30, 2014, and April 2, 2014, respectively. Amounts received by Mr. Crane in accordance with the terms of his severance agreement with the Company are reflected in the “Summary Compensation Table” and are described above under “Employment Arrangements of Named Executive Officers.”

Each separation agreement described above is intended to comply with Section 409A of the Code. Also, under certain circumstances, in the event that any amounts payable to an executive officer under a severance agreement would qualify as “excess parachute payments” under Section 280G of the Code, then we may not be obligated to pay to the executive officer that portion of the consideration that is payable as a result of the Change of Control as is necessary to eliminate any “excess parachute payments.”

For purposes of the severance agreements, unless otherwise noted below, terms in the agreements are defined as follows:

“Cause” is defined as a good faith finding by a majority of the members of the Board of the Company after giving the executive an opportunity to be heard, of: (i) gross negligence or willful misconduct by the executive in connection with his employment duties, (ii) failure by the executive to perform his duties or responsibilities required pursuant to his employment, after written notice and an opportunity to cure, (iii) misappropriation by the executive of the assets or business opportunities of the Company, or its affiliates, (iv) embezzlement or financial or other fraud committed by the executive, (v) the executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the executive’s indictment for, conviction of, or entry of a plea of no contest with respect to, any felony or any crime involving moral turpitude.

“Good Reason” is defined as: (i) the unilateral relocation by the Company of the executive’s principal work place for the Company to a site more than 60 miles from the executive’s principal office, (ii) a material reduction in the executive’s then-current salary without the executive’s consent or (iii) material diminution of the executive’s duties, authority or responsibilities, without the executive’s consent. In order to establish “Good Reason” for a termination, the executive must provide notice to the Company of the existence of the condition giving rise to “Good Reason” within 90 days following the initial existence of the condition, and the Company has 30 days following receipt of such notice to remedy such condition.

In the case of Mr. Cormier’s agreement, “Good Reason” is defined as (i) the unilateral relocation by the Company of Mr. Cormier’s principal work place for the Company to a site more than 60 miles from his principal office, (ii) a material reduction in Mr. Cormier’s then-current salary without his consent or (iii) material diminution of Mr. Cormier’s duties, authority or responsibilities, without his consent. Notwithstanding the foregoing, “Good Reason” does not exist if (a) Mr. Cormier is assigned or transferred to be employed at the same compensation to SP Shared Services and reports to the General Counsel of SP Shared Services for administrative purposes, and is assigned to provide services primarily to the Company but also for other client companies of SP Shared Services, and is located within 60 miles of Boston, Massachusetts or (b) Mr. Cormier is offered a position as the chief legal officer or general counsel of the ModusLink Supply Chain business (or some larger business of any buyer of such business) following the sale of the ModusLink Supply Chain Operations to either a public or private company at the same compensation as Mr. Cormier’s then current salary and the position is located within 60 miles of Boston Massachusetts. In order to establish “Good Reason” for a termination, Mr. Cormier must provide notice to the Company of the existence of the condition giving rise to “Good Reason” within 90 days following the initial existence of the condition, and the Company has 30 days following receipt of such notice to remedy such condition.

“Change of Control” is defined as the first to occur of any of the following:

(A) the acquisition by an individual, entity or group (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns 50% or more of either (x) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), any acquisition directly from the Company shall not constitute a Change in Control; or

(B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board of the Company (or, if applicable, the Board of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the Executive Severance Agreement or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D) the liquidation or dissolution of the Company.

Per clause B of the definition of Change of Control above, a Change of Control occurred for purposes of Mr. Crane’s severance agreement on March 12, 2013 as a result of the election of directors on such date. Mr. Crane was terminated without Cause on April 28, 2014 and, accordingly, his termination did not occur within one year of a change of control as defined in his Executive Severance Agreement.

The table below shows the estimated incremental value transfer to each Named Executive Officer under various scenarios relating to a termination of employment. The table below assumes that such termination occurred on July 31, 2014 and payments are made under the severance arrangements then in effect. The actual amounts that would be paid to any Named Executive Officer can only be determined at the time of an actual termination of employment and would vary from those listed below.

	Termination without Cause and without a Change- in-Control								Termination without Cause or for Good Reason Within One Year Following a Change-in-Control
Name	Severance Pay ($)		Non- Equity Incentive Plan Compen- sation ($)	Accele- rated Vesting of Stock Options ($)	Accele- rated Vesting of Restricted Stock Awards ($)	Other Benefits ($)		Total ($)	Severance Pay ($)		Non- Equity Incentive Plan Compen- sation ($)	Accele- rated Vesting of Stock Options ($)(1)(2)	Accele- rated Vesting of Restricted Stock Awards ($)(1)	Other Benefits ($)		Total ($)
John J. Boucher	1,100,000	(3)	—	—	—	3,492	(4)	1,103,492	1,650,000	(5)	—	83,173	786,788	6,984	(4)	2,526,945
Joseph B. Sherk	239,233		—	—	—	—		239,233	—		—	—	—	—		—
Steven G. Crane(6)	n/a		n/a	n/a	n/a	n/a		n/a	n/a		n/a	n/a	n/a	n/a		—
Alan R. Cormier	137,500		—	—	—	—		137,500	—		—	—	—	—		—
Glen M. Kassan	—		—	—	—	—		—	—		—	—	—	—		—
Scott R. Crawley(7)	n/a		n/a	n/a	n/a	n/a		n/a	n/a		n/a	n/a	n/a	n/a		—

*	Payouts subject to 409A regulations.
(1)	Based on closing price of $3.73 per share on July 31, 2014.

(2)	Severance agreement provides for accelerated vesting of stock options, and “0” indicates that all stock options had exercise prices greater than the then current price of our Common Stock at July 31, 2014.
(3)	As described above, Mr. Boucher’s severance pay in the absence of a change of control consists of 12 months of base salary plus annual target bonus.
(4)	Represents reimbursement for COBRA expenses.
(5)	As described above, Mr. Boucher’s severance pay following termination within one year of a change of control consists of two times (2x) his annual base salary plus his annual target bonus.
(6)	Mr. Crane’s employment with the Company ceased on April 30, 2014. His separation payments are detailed in the Summary Compensation Table.
(7)	Mr. Crawley’s employment with the Company ceased on April 2, 2014.

Director Compensation

The table below sets forth certain information concerning our fiscal 2014 compensation of our Directors.

DIRECTOR COMPENSATION FOR FISCAL 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(12)	All Other Compensation ($)	Total ($)
Anthony Bergamo(3)	43,978	79,998	—	123,976
Virginia G. Breen(4)	23,924	—	—	23,924
Jeffrey J. Fenton(5)	63,750	79,998	—	143,748
Francis J. Jules(6)	23,924	—	—	23,924
Glen M. Kassan(7)	67,695	79,998	—	147,693
Philip E. Lengyel (8)	16,000	70,294	—	86,294
Warren G. Lichtenstein(9)	129,000	79,998	—	208,998
Michael J. Mardy(10)	25,326	—	—	25,326
Jeffrey S. Wald(11)	60,000	79,998	—	139,998

(1)	The amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2014.
(2)	Restricted stock awards are subject to a restriction on transfer, which lapses on the first anniversary of the date of grant.
(3)	Mr. Bergamo began serving as a director of the Company on December 18, 2013. As of July 31, 2014, Mr. Bergamo held 14,311 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.
(4)	Ms. Breen ceased to serve as a director of the Company on December 18, 2013.
(5)	As of July 31, 2014, Mr. Fenton held 14,311 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.
(6)	Mr. Jules ceased to serve as a director of the Company on December 18, 2013.
(7)	Reflects compensation earned by Mr Kassan for his service as a non-employee director of the Company in fiscal 2014. Compensation earned by Mr. Kassan in connection with his appointment as Chief Administrative Officer in May of 2014 is reflected in the “Summary Compensation Table”. As of July 31, 2014, Mr. Kassan held 14,311 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.
(8)	Mr. Lengyel began serving as a director of the Company on May 2, 2014. As of July 31, 2014, Mr. Lengyel held 12,575 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock
(9)	As of July 31, 2014, Mr. Lichtenstein held 14,311 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.
(10)	Mr. Mardy ceased to serve as a director of the Company on December 18, 2013.
(11)	As of July 31, 2014, Mr. Wald held 14,311 shares of restricted stock and no vested or unvested options to purchase shares of our Common Stock.

Members of the Board receive a combination of cash compensation and equity in the form of restricted stock awards, provided they are eligible under the applicable plan. In addition, all of the Directors of the Company receive reimbursement of expenses incurred with respect to attendance at meetings of the Board and meetings of committees thereof, which is not included in the above table.

Following the departure of Steven G. Crane as the Company’s Chief Financial Officer in April 2014, the Board asked Mr. Kassan to serve as the Company’s Chief Administrative Officer. In connection with his appointment, Mr. Kassan resigned from all Board committees on which he served and, upon becoming an employee of the Company, he did not receive any additional compensation for his service on the Board for the remainder of fiscal 2014. As Chief Administrative Officer, Mr. Kassan’s annual salary was set at $400,000, and he is entitled to participate in Company benefit plans on the same basis as other employees. For additional information concerning Mr. Kassan’s fiscal 2014 compensation as Chief Administrative Officer of the Company, see “Compensation Discussion and Analysis”.

The Board has adopted a Director Compensation Plan which governs cash compensation to Directors and under which all Directors are eligible to participate, other than any Director who (i) is an employee of the Company or any of its subsidiaries or affiliates or (ii) unless otherwise determined by the Board, is an affiliate, employee or designee of an institutional or corporate investor in the Company (an “Affiliated Director”). On December 8, 2010, the Board, upon recommendation of the Compensation Committee, amended the Director Compensation Plan, and, on November 23, 2011, the Board, upon recommendation of the Compensation Committee, further amended the Director Compensation Plan. Pursuant to the Director Compensation Plan, each participating Director who serves as a Director during any fiscal quarter shall receive a payment for such quarter of $12,500, with a pro rata fee applicable to service for less than a whole quarter; provided that, any Director who serves as the non-executive Chairman of the Board during any fiscal quarter shall receive a payment for such quarter of $28,750 instead of $12,500, with a pro rata fee applicable to service for less than a whole quarter. Each participating Director who serves as the chairperson of a committee of the Board during any fiscal quarter shall receive a payment of $1,250; provided, however, that the chairperson of the Audit Committee during any fiscal quarter shall receive a payment of $2,500, in each such case with a pro rata fee applicable to service for less than a whole quarter. In addition, pursuant to the amended Director Compensation Plan adopted on December 8, 2010, any Director serving as presiding director during any fiscal quarter received a payment of $5,000. Under the amended Director Compensation Plan adopted on November 23, 2011, this payment was eliminated. Each participating Director who attends a telephonic meeting of the Board or a committee thereof shall receive a meeting fee of $500. Each participating Director who attends a meeting of the Board or a committee thereof, where a majority of the Directors attend such meeting in person, shall receive a meeting fee of $1,000.

In addition, pursuant to the amended Director Compensation Plan adopted on November 23, 2011, each Director, other than an Affiliated Director, will receive a restricted stock award for shares of Common Stock with a fair market value equal to $80,000 on the first business day of the calendar year provided that such Director is serving as a Director on such date. Such awards are subject to a restriction on transfer which lapses on the first anniversary of the date of grant. Notwithstanding the foregoing, if a Director ceases to be a Director due to (i) removal without cause, (ii) resignation upon request of a majority of the Board, other than for reasons the Board determines to be cause, (iii) the failure to be re-elected to the Board either because the Company fails to nominate the Director for re-election or the Director fails to receive sufficient stockholder votes, then, on the day the Director ceases to be a Director, 25% of the restricted stock award shall vest for each full calendar quarter that the Director has served as a Director from and after the award date.

Each of the Directors has also entered into an Indemnification Agreement with the Company providing that the Company shall indemnify the Director to the fullest extent authorized or permitted by applicable law in the event that the Director is involved in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or by any other party and whether of a civil, criminal, administrative or investigative nature, by reason of the fact that the Director is or was a Director of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, judgments, fines and penalties, provided that the Director shall not have been finally adjudged to have engaged in willful misconduct or to have acted in a manner which was knowingly fraudulent or deliberately dishonest, or had reasonable cause to believe that his or her conduct was unlawful.

Compensation Committee Interlocks and Insider Participation

The Directors who served as members of the Compensation Committee during fiscal 2014 were Anthony Bergamo (from May 2, 2014), Virginia G. Breen (through December 18, 2013), Jeffrey J. Fenton (from May 2, 2014), Francis J. Jules (through December 18, 2013), Glen M. Kassan (through May 2, 2014), Michael J. Mardy (through December 18, 2013), and Jeffrey S. Wald (from December 18, 2013 to May 2, 2014). No member of the Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee in fiscal 2014. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2014.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services and other services rendered by the Company’s independent registered public accountants for the fiscal years ended July 31, 2014 and 2013:

Fee Category	Fiscal 2014 Fees*			Fiscal 2013 Fees
Audit Fees(1)	$	[	]	$2,301,277
Audit-Related Fees(2)		[	]	184,324
Tax Fees(3)		[	]	382,447
All Other Fees(4)		[	]	26,593

Total Fees	$	[	]	$2,894,641

(1)	Audit fees for fiscal 2014 and fiscal 2013 consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, services that are normally provided by the Company’s auditors in connection with statutory and regulatory filings or engagements, and costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees totaling $[ ] for fiscal 2014 are comprised of $[ ] for services rendered by KPMG LLP and $[ ] for services rendered by BDO USA LLP.
(2)	Audit-related fees for fiscal 2014 and fiscal 2013 consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees totaling $[ ] for fiscal 2014 are comprised of $[ ] for services rendered by KPMG LLP and $[ ] for services rendered by BDO USA LLP.
(3)	Tax fees for fiscal 2014 and fiscal 2013 consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state and international tax compliance, customs and duties and international tax planning. Tax fees totaling $[ ] for fiscal 2014 are comprised of $[ ] for services rendered by KPMG LLP and $[ ] for services rendered by BDO USA LLP.
(4)	All other fees consist of fees billed for statutory financial statement assistance. All other fees totaling $[ ] for fiscal 2014 are comprised of $[ ] for services rendered by KPMG LLP and $[ ] for services rendered by BDO USA LLP.

*	Change of Auditors: Following a competitive process to determine which audit firm would serve as the Company’s independent registered public accounting firm, on January 13, 2014, the Company, with the approval of the Audit Committee, notified KPMG LLP (“KPMG”) that KPMG would be dismissed as the Company’s independent registered public accounting firm. KPMG LLP had served as the Company’s independent registered public accounting firm for more than 15 fiscal years. On January 15, 2014, the Audit Committee approved the appointment of BDO USA LLP (“BDO”) as the Company’s new independent registered public accounting firm commencing for its quarter ending January 31, 2014 and its fiscal year ending July 31, 2014.

During the Company’s fiscal years ended July 31, 2013 and 2012 and the subsequent interim period through January 13, 2014, the Company has not had any disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended July 31, 2013 and 2012 and the subsequent interim period through January 13, 2014, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that for the fiscal year ended July 31, 2012, material weaknesses existed in the Company’s internal control over financial reporting. KPMG’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended July 31, 2013 and 2012 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of July 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of July 31, 2012 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states there were material weaknesses related to information and communication controls over contract administration, control activities over the accuracy of the allocation of vendor rebates to certain cost-based client contracts and the accuracy of cost mark-ups for certain cost-based client contracts, and controls over the monitoring of changes in the status of uncertain tax positions.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit services to be provided by the Company’s independent registered public accounting firm or other firms, and all non-audit services to be provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During fiscal 2014 and fiscal 2013, all services rendered by KPMG LLP and BDO USA LLP to the Company were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board has determined that Anthony Bergamo is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Bergamo is independent as defined in applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for fiscal 2014 with the Company’s management. The Audit Committee has discussed with BDO USA LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has discussed with BDO USA LLP its independence and has received the written disclosures and the letter from BDO USA LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether BDO USA LLP’s provision of non-audit services to the Company is compatible with maintaining BDO USA’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2014.

AUDIT COMMITTEE

Anthony Bergamo, Chair

Jeffrey J. Fenton

Jeffrey S. Wald

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

The Audit Committee of our Board has adopted a written policy and procedures for the review and approval of related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a “related person” or entity has a direct or indirect material interest). “Related persons” include the Company’s executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. In the course of reviewing the related-party transaction, the Audit Committee considers whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

When a related-party transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

In fiscal 2014, there were no related-party transactions involving the Company and a related person.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC.

Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2014, its officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements applicable to such individual, other than a late Form 4 filed by Anthony Bergamo on December 27, 2013. There are no known failures to file a required Form 3, Form 4 or Form 5.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2014, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Company’s Office of Investor Relations at ModusLink Global Solutions, Inc., 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of our Proxy Statement, 2014 Annual Report or Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write, email or call our Investor Relations department at 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, email: ir@moduslink.com, or telephone: (781) 663-5012. If you want to receive separate copies of the Proxy Statement, 2014 Annual Report or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address, email or telephone number.

Manner and Cost of Proxy Solicitation

We will pay for the entire cost of soliciting proxies. In addition to solicitation by mail, our directors and the executive officers may, without additional compensation, solicit proxies by mail, in person, by telephone or other electronic means or by means of press release or other public statements.

We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Other Matters

The Board does not know of any other matter which may properly come before the 2014 Meeting. If any other matters are properly presented to the 2014 Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Proposals of Stockholders for 2015 Annual Meeting and Nomination of Directors

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s Proxy Statement, Notice of Internet Availability of Proxy Materials and proxy card for the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 1601 Trapelo Road, Suite 170, Waltham, Massachusetts 02451, no later than [            ]. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and the Company’s Bylaws, as applicable.

If a stockholder of the Company wishes to present a proposal or nominate a director before the 2015 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s Proxy Statement and proxy card, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no earlier than [            ] and no later than [            ] (unless the Company’s 2015 Annual Meeting is held before [            ] or after [            ], in which case different deadlines are established by the Company’s Bylaws) and the stockholder must comply with the provisions of the Company’s Bylaws. If a stockholder fails to provide timely notice of a proposal to be presented at the 2015 Annual Meeting, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2015 Annual Meeting.

By Order of the Board of Directors,

Warren G. Lichtenstein, Chairman of the Board

Waltham, Massachusetts

[                    ], 2014

APPENDIX I

PROPOSED FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO IMPLEMENT THE DECLASSIFICATION OF THE BOARD OF DIRECTORS

AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF MODUSLINK GLOBAL SOLUTIONS, INC.

PURSUANT TO SECTION 242

OF THE GENERAL CORPORATION LAW OF

THE STATE OF DELAWARE

ModusLink Global Solutions, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies:

The Board of Directors of the Corporation, by vote of its members, duly adopted, pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”), an amendment to the Restated Certificate of Incorporation of the Corporation filed with the Delaware Secretary of State on September 29, 2008, and declared said amendment to be advisable. The amendment was duly adopted by the affirmative vote of the stockholders in accordance with the provisions of Section 242 of the DGCL. The amendment is as follows:

RESOLVED: That Section 1 of Article VII of the Restated Certificate of Incorporation of the Corporation be amended to read as follows:

Section 1. Number, Election and Terms of Directors.

Subject to the rights of the holders of any class or series of stock having a preference expressly vested in it by the provisions of Section 2 of Article FOURTH with respect to the Preferred Stock, the number of Directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws, but in no case shall the number be less than three nor more than fifteen.

The Directors shall be divided into three classes, as nearly equal in number as possible. One class of Directors (“Class I”) has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1994, another class (“Class II”) has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1995, and another class (“Class III”) has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1996 with members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation until the 2015 annual meeting of stockholders, which will be held after the fiscal year ending on July 31, 2015, the successors of the class of Directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Commencing with the 2015 annual meeting of stockholders, which will be held after the fiscal year ending on July 31, 2015 (each annual meeting of stockholders, an “Annual Meeting”), the Board of Directors shall cease to be classified as provided in Section 141(d) of the General Corporation Law of the State of Delaware. The term of each Director in office immediately prior to the 2015 Annual Meeting shall expire at the 2015 Annual Meeting, notwithstanding that such director may have been elected for a term that extended beyond the 2015 Annual Meeting. The Directors elected at the 2015 Annual Meeting (and each Annual Meeting thereafter) shall be elected for a term expiring at the next Annual Meeting and upon his or her successor having been duly elected and qualified or until his or her earlier death, resignation or removal. Until the 2015 Annual Meeting, directors are removable only for cause pursuant to Section 4 of this Article SEVENTH. From and after the 2015 Annual Meeting, directors may be removed with or without cause pursuant to Section 4 of this Article SEVENTH.

IN WITNESS WHEREOF, said ModusLink Global Solutions, Inc. has caused this amendment to be signed by                     , its                     , this     day of, 2014.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:
Title:

Appendix II

PROPOSED FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO IMPLEMENT THE REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

MODUSLINK GLOBAL SOLUTIONS, INC.

ModusLink Global Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is ModusLink Global Solutions, Inc., and the name under which the Corporation was originally incorporated was CMG Holdings, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 5, 1986.

SECOND: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

THIRD: To accomplish the foregoing Amendment to the Restated Certificate of Incorporation of the Corporation, the first paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation shall be deleted in its entirety and replaced with the following:

FOURTH: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Amendment to the Corporation’s Certificate of Incorporation, each                 (    ) shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified, combined, and converted into one (1) validly issued, fully paid, and non-assessable share of Common Stock, par value $0.01 per share, of the Corporation, without any action by any holder thereof; provided that no fractional share interests shall be issued as a result of the foregoing reclassification, combination, and conversion to any stockholder that holds, of record, fewer than                 (    ) shares of Common Stock immediately prior to the Effective Time, and, in lieu of such fractional share interests (collectively, “Converted Fractionalized Interests”), any such stockholder shall be entitled, upon the Effective Time, to receive a cash payment equal to the Share Value (as defined below) of each share of Common Stock held by such stockholder immediately prior to the Effective Time.

As used herein, “Share Value” shall mean the average sale price received by the transfer agent of the Common Stock in its sale in open market transactions on NASDAQ of the shares of Common Stock resulting from its aggregation of all Converted Fractionalized Interests without the deduction of any costs associated with such sales.

From and after the Effective Time, (i) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds more than                 (    ) shares of Common Stock immediately prior to the Effective Time shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, combined, and converted at the Effective Time pursuant to this Certificate of Amendment, and (ii) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds fewer than                 (        ) shares of Common Stock immediately prior to the Effective Time shall thereafter represent only the right to receive a payment in cash equal to the Share Value for each share of Common Stock previously represented by such certificate.

The total number of shares of capital stock which the Corporation is authorized to issue is one billion four hundred five million (1,405,000,000) shares, of which one billion four hundred million (1,400,000,000) shares shall be common stock, par value $.01 per share (“Common Stock”) and five million (5,000,000) shares shall be preferred stock, par value $.01 per share (“Preferred Stock”).

FOURTH: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this     day of                     , 2014.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:
Name:
Title:

Appendix III

PROPOSED FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO IMPLEMENT THE FORWARD STOCK SPLIT

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

MODUSLINK GLOBAL SOLUTIONS, INC.

ModusLink Global Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is ModusLink Global Solutions, Inc., and the name under which the Corporation was originally incorporated was CMG Holdings, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was May 5, 1986.

SECOND: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

THIRD: To accomplish the foregoing Amendment to the Restated Certificate of Incorporation of the Corporation, the first four paragraphs of ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation shall be deleted in their entirety and replaced with the following:

FOURTH: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Amendment to the Corporation’s Certificate of Incorporation, each one (1) issued and outstanding share of the Corporation’s Common Stock, par value $0.01 per share, immediately prior to the Effective Time, and (i) any fractional share of Common Stock held by any stockholder that holds, of record, in excess of one (1) share of Common Stock immediately prior to the Effective Time, and (ii) any fractional interest held by the Company’s transfer agent pending disposition thereof on behalf of the former holders thereof, in each case shall automatically be reclassified, changed, and converted into             (    ) validly issued, fully paid, and non-assessable shares of Common Stock, par value $0.01 per share (or, with respect to fractional share interests, such lesser number of shares and fractional shares as may be applicable based upon such      for-1 ratio), without any action by any holder thereof. From and after the Effective Time, certificates that, immediately prior to the Effective Time, represent Common Stock shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, changed, and converted at the Effective Time pursuant to this Certificate of Amendment.

The total number of shares of capital stock which the Corporation is authorized to issue is one billion four hundred five million (1,405,000,000) shares, of which one billion four hundred million (1,400,000,000) shares shall be common stock, par value $.01 per share (“Common Stock”) and five million (5,000,000) shares shall be preferred stock, par value $.01 per share (“Preferred Stock”).

FOURTH: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FIFTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this     day of                     , 2014.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:
Name:
Title:

Appendix IV

PROPOSED FORM OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO IMPLEMENT THE NOL PROTECTIVE AMENDMENT

CERTIFICATE OF AMENDMENT

OF THE

RESTATED CERTIFICATE OF INCORPORATION

OF

MODUSLINK GLOBAL SOLUTIONS, INC.

ModusLink Global Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Restated Certificate of Incorporation of the Corporation and declaring said Amendment to be advisable and recommended for approval by the stockholders of the Corporation.

SECOND: This Amendment to the Restated Certificate of Amendment adds an Article SEVENTEENTH to the Restated Certificate of Incorporation to read in its entirety as follows:

SEVENTEENTH:

Section 1. Definitions.

As used in this Article SEVENTEENTH, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions):

(a)	“4.99-percent Transaction” means any Transfer described in clause (a) or (b) of Section 2 of this Article SEVENTEENTH.

(b)	“4.99-percent Stockholder” means a Person or group of Persons that is a “5-percent stockholder” of the corporation pursuant to Treas. Reg. § 1.382-2T(g), as applied by replacing “5-percent” with “4.99-percent” and “five percent” with “4.99 percent,” where applicable.

(c)	“Agent” has the meaning set forth in Section 5 of this Article SEVENTEENTH.

(d)	“Board of Directors” means the board of directors of the Company.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f)	“Company Security” or “Company Securities” means (i) any Stock, (ii) shares of preferred stock issued by the Company (other than preferred stock described in § 1504(a)(4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treas. Reg. § 1.382-2T(h)(4)(v) or Treas. Reg. § 1.382-4(d)(9)) to purchase securities of the Company.

(g)	“Effective Date” means the date of filing of this Amendment to the Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware.

(h)	“Excess Securities” has the meaning set forth in Section 4 of this Article SEVENTEENTH.

(i)	“Expiration Date” means the earliest of (i) the close of business on the date that is the third anniversary of the Effective Date, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article SEVENTEENTH is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Company as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article SEVENTEENTH.

(j)	“Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with Treas. Reg. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4, or any successor provisions and other pertinent Internal Revenue Service guidance.

(k)	“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treas. Reg. § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treas. Reg. § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

(l)	“Prohibited Distributions” means any and all dividends or other distributions paid by the Company with respect to any Excess Securities received by a Purported Transferee.

(m)	“Prohibited Transfer” means any Transfer or purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void under this Article SEVENTEENTH.

(n)	“Public Group” has the meaning set forth in Treas. Reg. § 1.382-2T (f) (13).

(o)	“Purported Transferee” has the meaning set forth in Section 4 of this Article SEVENTEENTH.

(p)	“Remedial Holder” has the meaning set forth in Section 7 of this Article SEVENTEENTH.

(q)	“Stock” means any interest that would be treated as “stock” of the Company pursuant to Treas. Reg. § 1.382-2T (f) (18).

(r)	“Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Treas. Reg. § 1.382-3(a)(1), or such Stock is otherwise aggregated with Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder.

(s)	“Tax Benefits” means the net operating loss carry forwards, capital loss carry forwards, general business credit carry forwards, alternative minimum tax credit carry forwards and foreign tax credit carry forwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t)	“Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, event or occurrence or other action taken by a Person, other than the Company, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treas. Reg. § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Company, nor shall a Transfer include the issuance of Stock by the Company.

(u)	“Transferee” means any Person to whom Company Securities are Transferred.

(v)	“Treasury Regulations” or “Treas. Reg.” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.

Section 2. Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article SEVENTEENTH any attempted Transfer of Company Securities prior to the Expiration Date and any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.99-percent Stockholder or (b) the Percentage Stock Ownership in the Company of any 4.99-percent Stockholder would be increased. The prior sentence is not intended to prevent Company Securities from being DTC-eligible and shall not preclude the settlement of any transaction in Company Securities entered into through the facilities of a national securities exchange; provided, however, that the Company Securities and parties involved in such transaction shall remain subject to the provisions of this Article SEVENTEENTH in respect of such transaction.

Section 3. Exceptions.

(a)	Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treas. Reg. § 1.382-2T (j) (3) (i)) shall be permitted.

(b)	The restrictions set forth in Section 2 of this Article SEVENTEENTH shall not apply to an attempted Transfer that is a 4.99-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of this Article SEVENTEENTH, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Company. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article SEVENTEENTH through duly authorized officers or agents of the Company. Nothing in this Section 3 of this Article SEVENTEENTH shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4. Excess Securities.

(a)	No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Company for any purpose whatsoever in respect of the Company Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article SEVENTEENTH or until an approval is obtained under Section 3 of this Article SEVENTEENTH. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this Article SEVENTEENTH shall also be a Prohibited Transfer.

(b)	The Company may require as a condition to the registration of the Transfer of any Company Securities or the payment of any distribution on any Company Securities that the proposed Transferee or payee furnish to the Company all information reasonably requested by the Company with respect to its direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article SEVENTEENTH, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article SEVENTEENTH as a condition to registering any transfer.

Section 5. Transfer to Agent. If the Board of Directors determines that a Transfer of Company Securities constitutes a Prohibited Transfer, then, upon written demand by the Company sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article SEVENTEENTH if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2552 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of this Article SEVENTEENTH. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of this Article SEVENTEENTH inure to the benefit of the Company or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

Section 7. Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of Company Securities within the meaning of Delaware law but which would cause a 4.99-percent Stockholder to violate a restriction on Transfers provided for in this Article SEVENTEENTH, the application of Sections 5 and 6 of this Article SEVENTEENTH shall be modified as described in this Section 7 of this Article SEVENTEENTH. In such case, no such 4.99-percent Stockholder shall be required to dispose of any interest that is not a Company Security, but such 4.99-percent Stockholder and/or any Person whose ownership of Company Securities is attributed to such 4.99-percent Stockholder (such 4.99-percent Stockholder or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.99-percent Stockholder, following such disposition, not to be in violation of this Article SEVENTEENTH. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this Article SEVENTEENTH, except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.99-percent Stockholder or such other Person. The purpose of this Section 7 of this Article SEVENTEENTH is to extend the restrictions in Sections 2 and 5 of this Article SEVENTEENTH to situations in which there is a 4.99-percent Transaction without a direct Transfer of Company Securities, and this Section 7 of this Article SEVENTEENTH, along with the other provisions of this Article SEVENTEENTH, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

Section 8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Company makes a written demand pursuant to Section 5 of this Article SEVENTEENTH (whether or not made within the time specified in Section 5 of this Article SEVENTEENTH), then the Company may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of this Article SEVENTEENTH shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article SEVENTEENTH being void ab initio, (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Company to act within the time periods set forth in Section 5 of this Article SEVENTEENTH to constitute a waiver or loss of any right of the Company under this Article SEVENTEENTH. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article SEVENTEENTH.

Section 9. Liability. To the fullest extent permitted by law, any stockholder subject to the provisions of this Article SEVENTEENTH who knowingly violates the provisions of this Article SEVENTEENTH and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Company’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Company may request from time to time in order to determine compliance with this Article SEVENTEENTH or the status of the Tax Benefits of the Company.

Section 11. Legends. The Board of Directors may require that any certificates issued by the Company evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article SEVENTEENTH bear the following legend:

“THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE RESTATED CERTIFICATE OF INCORPORATION) OF STOCK OF THE COMPANY (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE COMPANY (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.99-PERCENT STOCKHOLDER (AS DEFINED IN THE RESTATED CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE RESTATED CERTIFICATE OF INCORPORATION) TO THE COMPANY’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE COMPANY WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE RESTATED CERTIFICATE OF INCORPORATION TO CAUSE THE 4.99-PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE COMPANY WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RESTATED CERTIFICATE OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Company evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this Article SEVENTEENTH also bear a conspicuous legend referencing the applicable restrictions.

Section 12. Authority of Board of Directors.

(a)	The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article SEVENTEENTH, including, without limitation, (1) the identification of 4.99-percent Stockholders, (2) whether a Transfer is a 4.99-percent Transaction or a Prohibited Transfer, (3) the Percentage Stock Ownership in the Company of any 4.99-percent Stockholder, (4) whether an instrument constitutes a Company Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article SEVENTEENTH, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article SEVENTEENTH. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of this Article SEVENTEENTH for purposes of determining whether any Transfer of Company Securities would jeopardize or endanger the Company’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article SEVENTEENTH.

(b)

Nothing contained in this Article SEVENTEENTH shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (1) accelerate the Expiration Date, (2) modify the ownership interest percentage in the Company or the

Persons or groups covered by this Article SEVENTEENTH, (3) modify the definitions of any terms set forth in this Article SEVENTEENTH or (4) modify the terms of this Article SEVENTEENTH as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Company shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Company shall deem appropriate.

(c)	In the case of an ambiguity in the application of any of the provisions of this Article SEVENTEENTH, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article SEVENTEENTH requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article SEVENTEENTH. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of this Article SEVENTEENTH. The Board of Directors may delegate all or any portion of its duties and powers under this Article SEVENTEENTH to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article SEVENTEENTH through duly authorized officers or agents of the Company. Nothing in this Article SEVENTEENTH shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.

Section 13. Reliance. To the fullest extent permitted by law, the Company and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Company and the Company’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article SEVENTEENTH. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Company Securities owned by, any stockholder, the Company is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Company Securities.

Section 14. Benefits of this Article SEVENTEENTH. Nothing in this Article SEVENTEENTH shall be construed to give to any Person other than the Company or the Agent any legal or equitable right, remedy or claim under this Article SEVENTEENTH. This Article SEVENTEENTH shall be for the sole and exclusive benefit of the Company and the Agent.

Section 15. Severability. The purpose of this Article SEVENTEENTH is to facilitate the Company’s ability to maintain or preserve its Tax Benefits. If any provision of this Article SEVENTEENTH or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article SEVENTEENTH.

Section 16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Company or the Agent under this Article SEVENTEENTH, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

THIRD: That, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by applicable law was voted in favor of the Amendment.

FOURTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed on this      day of                     , 2014.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:
Name:
Title:

PRELIMINARY PROXY MATERIAL—SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees
01	Jeffrey J. Fenton 02 Jeffrey S. Wald
The Board of Directors recommends you vote FOR proposals 2 through 6.						For	Against	Abstain
2	To amend the Company’s Restated Certificate of Incorporation to declassify the Board of Directors.					☐	☐	☐
3	To approve, on an advisory basis, the compensation of the Company’s named executive officers.					☐	☐	☐
4	To approve the amendment of the Company’s Restated Certificate of Incorporation to effect a reverse stock split followed by a forward stock split.					☐	☐	☐
5	To approve the NOL Protective Amendment to the Company’s Restated Certificate of Incorporation.					☐	☐	☐
6	To ratify the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the current fiscal year.					☐	☐	☐
NOTE: To transact such other business that may properly come before the 2014 Annual Meeting of Stockholders of any adjournments of postponements thereof
For address change/comments, mark here. (see reverse for instructions)		Yes	No	☐

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please print full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person

PRELIMINARY PROXY MATERIAL—SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

MODUSLINK GLOBAL SOLUTIONS, INC. Annual Meeting of Stockholders December 9, 2014 9:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints John J Boucher and Glen M. Kassan, and each of them, the proxies of the undersigned, with full power of substitution, to attend the 2014 Annual Meeting of Stockholders of ModusLink Global Solutions, Inc. (the “Company”) to be held at The Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, CA, on December 9, 2014, at 9:00 a.m. Pacific time, and at any adjournments or postponements thereof, and to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote, upon the following matters.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR the Company’s nominees in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side